TERM LOAN AGREEMENT

                       DATED AS OF DECEMBER 15, 1997

                                   among

                 WEL/WH 1275 K STREET L.L.C., as Borrower

                                    and

                             BANKBOSTON, N.A.,

                      GOLDMAN SACHS MORTGAGE COMPANY,

                                    and

                       OTHER BANKS WHICH MAY BECOME
                    PARTIES TO THIS AGREEMENT, as Banks

                                    and

                             BANKBOSTON, N.A.,
                  AS ADMINISTRATIVE AGENT AND CO-ARRANGER
                         AND CO-SYNDICATION AGENT

                                    and

                      GOLDMAN SACHS MORTGAGE COMPANY,
                  AS CO-ARRANGER AND CO-SYNDICATION AGENT



                            TERM LOAN AGREEMENT
                            ___________________

     THIS TERM LOAN AGREEMENT is made as of the 15th day of December, 1997, by and among WEL/WH 1275 K STREET, L.L.C., a Delaware limited liability company, having its principal place of business at 610 Fifth Avenue, 7th Floor, New York, New York ("Borrower"), BANKBOSTON, N.A., a national banking association, GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, and the other lending institutions which may become parties hereto pursuant to Section 18 (collectively, the "Banks"), and BANKBOSTON, N.A., as Agent for the Banks and Co-Arranger and Co-Syndication Agent (the "Agent"), and GOLDMAN SACHS MORTGAGE COMPANY, as Co-Arranger and Co-Syndication Agent.

     Section  1.  DEFINITIONS AND RULES OF INTERPRETATION.

     Section 1.1. Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

     Agent. BankBoston, N.A., a national banking association, its successors and assigns, acting as agent for the Banks.

     Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

     Agent's Special Counsel. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

     Agreement. This Term Loan Agreement, including the Schedules and Exhibits hereto.

     Agreement Regarding Fees. The Agreement Regarding Fees dated of even date herewith among Borrower, BKB and Goldman.

     Appraisal. An MAI appraisal of the value of a parcel of Mortgaged Property, determined on a fair market value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, the Revolver Borrower, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in accordance with regulatory laws and policies (both regulatory and internal) applicable to the Banks, including, without limitation, FIRREA, and otherwise acceptable to the Majority Banks.

     Appraised Value. The fair market value of a parcel of Mortgaged Property, determined by the most recent Appraisal of such parcel or update obtained pursuant to Section 5.2 or Section 10.7, subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal departments of the Majority Banks in their good faith business judgment.

     Assignment of Leases and Rents. Each of the collateral assignments of leases and rents from the Borrower to the Agent pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of such party, as lessor with respect to all Leases of all or any part of a Mortgaged Property, each such collateral assignment to be in form and substance satisfactory to the Agent.

     Balance Sheet Date.  September 30, 1997.

     Banks. BKB, Goldman and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 18 (but not including any Participant, as defined in Section 18).

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts as its "base rate", and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

     Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

     BKB.  BankBoston, N.A., a national banking association.

     Borrower.  As defined in the preamble hereto.


     Building. All of the buildings, structures and improvements now or hereafter located on any Mortgaged Property.

     Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Borrower, now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Mortgaged Property, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of a Building (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower, unless the same be abandoned by any such lessee or other occupant or person and shall become the Borrower's property by reason of such abandonment), together with any and all replacements thereof and additions thereto.

     Business Day. Any day on which banking institutions in the city in which the Agent's Head Office is located are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, which also is a Eurodollar Business Day.

     Capital Improvement Project. With respect to any Mortgaged Property, capital improvements consisting of rehabilitation, refurbishment, replacement and improvements to the existing Buildings on such Mortgaged Property which may be properly capitalized under generally accepted accounting principles.

     Capital Improvement Reserve. For any period an amount equal to seventy-five cents ($0.75) per annum multiplied by the weighted average of rentable square footage of the Mortgaged Property during such period.

     CERCLA.  See Section  6.20.

     Closing Date. The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied.

     Co-Agent.  Goldman

     Code.  The Internal Revenue Code of 1986, as amended.

     Collateral. All of the property, rights and interests of the Borrower which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property.

     Commitment.  With respect to each Bank, the amount set forth on
Schedule 1.1 hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower, as the same may be reduced from time to time in accordance with the terms of this Agreement.

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1.1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     Compliance Certificate.  See Section  7.4(e).

     Construction Inspector. A firm of professional engineers or architects selected by the Agent and reasonably acceptable to the Borrower.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

     Debt Offering. The issuance and sale by the Borrower or the Guarantor of any debt securities of the Borrower or the Guarantor.

     Default.  See Section  12.1.

     Designated Collateral Value. Seventy-five percent (75%) of the Appraised Value of a Mortgaged Property as determined in connection with the acceptance of such Mortgaged Property as Collateral. The aggregate of the amounts determined for each Mortgaged Property shall be the Designated Collateral Value for all of such Mortgaged Properties.

     Distribution. The declaration or payment of any dividend or distribution on or in respect of any shares of the Borrower, other than dividends or distributions payable solely in equity securities of the Borrower, the purchase, redemption, exchange or other retirement of any shares of the Borrower; directly or indirectly; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of the Borrower.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or combined in accordance with
Section  4.1.

     Eligible Real Estate.  Real estate:

          (a)  which is owned in fee by the Borrower;

          (b) which is located within the northeastern United States, excluding those States which prescribe a "single-action" or similar rule limiting the rights of creditors secured by real property, except to the extent such exclusion is waived in writing by the Majority Banks with respect to a specific parcel of real estate;

          (c) which is utilized principally for commercial office purposes;

          (d) which is approved by the Majority Banks after the date hereof in their sole judgment;

          (e) as to which all of the representations set forth in Section 6 of this Agreement concerning Mortgaged Property are true and correct; and

          (f) as to which the Agent has received all Eligible Real Estate Qualification Documents, so long as all of such documents remain in full force and effect.

     Eligible Real Estate Qualification Documents. With respect to any parcel of Eligible Real Estate proposed to be included in the Mortgaged Properties each of the following:

          (a) Security Documents. Such Security Documents relating to such Eligible Real Estate as the Agent shall require, in form and substance satisfactory to the Agent and duly executed and delivered by the respective parties thereto.

          (b) Enforceability Opinion. The favorable legal opinion of counsel to the Borrower reasonably acceptable to the Agent qualified to practice in the State in which such Eligible Real Estate is located, addressed to the Banks and in form and substance satisfactory to the Agent as to the enforceability of such Security Documents and such other matters as the Agent shall reasonably request.

          (c) Perfection of Liens. Evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) lien and security interest in such Eligible Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security interests have been duly effected.

          (d) Survey and Taxes. The Survey of such Eligible Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Eligible Real Estate which on the date of determination are required to have been paid under Section 7.8.

          (e) Title Insurance; Title Exception Documents. The Title Policy covering such Eligible Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

          (f) UCC Certification. A certification from the Title Insurance Company or counsel satisfactory to the Agent that a search of the public records designated by the Agent disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower that are or are intended to be subject to the security interest, assignments, and mortgage liens created by the Security Documents relating to such Eligible Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Eligible Real Estate in the Collateral.

          (g) Management Agreement. A true copy of the Management Agreement relating to such Eligible Real Estate.

          (h) Leases. True and correct copies of all Leases for such Eligible Real Estate and any lease summaries prepared by Borrower with respect thereto, together with the forms of Lease to be used by the Borrower in connection with future leasing of such Mortgaged Property, such forms of Lease to be in form and substance satisfactory to the Agent.

          (i) Subordination Agreements. A Subordination, Attornment and Non-Disturbance Agreement from each tenant of such Eligible Real Estate as required by the Agent, dated not more than sixty (60) days prior to the inclusion of such Eligible Real Estate in the Collateral and satisfactory in form and substance to the Agent.

          (j) Estoppel Certificates. Estoppel certificates from each tenant of such parcel of Eligible Real Estate as required by Agent, such certificates to be dated not more than sixty (60) days prior to the inclusion of such Eligible Real Estate in the Collateral and to be satisfactory in form and substance to the Agent.

          (k) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained on such Eligible Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower, its insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

          (l) Hazardous Substance Assessments. A hazardous waste site assessment report concerning Hazardous Substances and asbestos on such Eligible Real Estate dated or updated not more than three months prior to the inclusion of such Eligible Real Estate in the Collateral unless otherwise approved by the Agent, from an Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Majority Banks in their sole discretion and to otherwise be in form and substance satisfactory to the Majority Banks.

          (m) Certificate of Occupancy. A copy of the certificate(s) of occupancy issued to the Borrower for such parcel of Eligible Real Estate permitting the use and occupancy of the Building thereon (or evidence that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower), or a legal opinion reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

          (n) Appraisal. An Appraisal of such Eligible Real Estate, in form and substance satisfactory to the Majority Banks and dated not more than three months prior to the inclusion of such Eligible Real Estate in the Collateral.

          (o) Zoning and Land Use Opinion of Counsel. A favorable opinion concerning the Eligible Real Estate addressed to the Agent and dated the date of the inclusion of such Eligible Real Estate in the Collateral, in form and substance satisfactory to the Agent, from counsel approved by the Agent admitted to practice in the State in which such parcel is located, as to zoning and land use compliance, or such other evidence regarding zoning and land use compliance as the Agent may approve in its reasonable discretion.

          (p) Construction Inspector Report. A report or written confirmation from the Construction Inspector satisfactory in form and content to the Majority Banks, dated or updated not more than three months prior to the inclusion of such Eligible Real Estate in the Collateral, addressing such matters as the Majority Banks may reasonably require, including without limitation that the Construction Inspector has reviewed the plans and specifications or other available materials for all Buildings on the Eligible Real Estate, that the condition of the Buildings is good, that all Buildings were constructed and completed in a good and workmanlike manner, that the Buildings satisfy all applicable building, zoning, handicapped access and Environmental Laws applicable thereto, and whether or not the Eligible Real Estate and the Buildings thereon are a conforming use under applicable zoning laws.

          (q) Permit and Legal Compliance Assurances. Evidence satisfactory to the Agent that all activities being conducted on such Eligible Real Estate which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect, and that the Eligible Real Estate, the Buildings and the use and occupancy thereof are in compliance in all material respects with all applicable federal, state or local laws, ordinances or regulations.

          (r) Operating Statements. Operating statements for such Eligible Real Estate in the form of such statements delivered to the Banks under Section 6.4(c) covering each of the four fiscal quarters ending immediately prior to the addition of such Mortgaged Property to the Collateral.

          (s) Doing Business Opinion. An opinion, dated the date of the inclusion of such Eligible Real Estate in the Collateral, of legal counsel to the Borrower reasonably acceptable to the Agent qualified to practice in the State in which such Eligible Real Estate is located to the effect that neither the Agent nor any Bank shall be required to qualify to do business in such State or any political subdivision thereof or to become liable to pay any taxes in such State or any political subdivision thereof solely on account of the receipt of the lien on such Eligible Real Estate securing the Obligation, such opinion to be satisfactory to the Agent.

          (t) Additional Documents. Such other documents, certificates, reports or assurances as the Agent or the Majority Banks may reasonably require in their discretion.

     Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Engineer. A firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and reasonably acceptable to the Agent.

     Environmental Laws.  See Section  6.20(a).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Eurodollar interbank market as may be selected by the Agent and the Banks in their sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/16 of one percent) of (a) the rate at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in whatever interbank Eurodollar market may be selected by the Reference Bank in its sole discretion, acting in good faith, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     Eurodollar Rate Loans. Loans bearing interest calculated by reference to a Eurodollar Rate.

     Event of Default.  See Section  12.1.

     Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Goldman.  Goldman Sachs Mortgage Company.

     Goldman Group. Collectively, the partners of WHWEL as of any date that are affiliates of The Goldman Sachs Group L.P.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor. Revolver Borrower, in its capacity as guarantor under the Guaranty.

     Guaranty. The Indemnity and Guaranty Agreement by the Revolver Borrower in favor of Agent and the Banks, in form and substance satisfactory to Agent in its sole discretion.

     Hazardous Substances.  See Section  6.20(b).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, all obligations evidenced by bonds, debentures, notes or similar debt instruments and subordinated indebtedness); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, interest rate and currency swap obligations, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including contingent obligations that in accordance with generally accepted accounting principles are required to be footnoted on the Borrower's balance sheet and any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; and (d) any obligation as a lessee or an obligor under a capitalized lease.

     Indemnity Agreement. Collectively, the Indemnity Agreements Regarding Hazardous Materials made by the Borrower and the Revolver Borrower in favor of the Agent and the Banks, pursuant to which such parties agree to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Agent.

     Interest Payment Date. (a) As to each Loan, the first day of each January, April, July and October during the term of such Loan (with the first Interest Payment Date pursuant to this clause (a) being April 1,
1998), and (b) also as to each Eurodollar Rate Loan, the last day of the Interest Period relating thereto.

     Interest Period.  With respect to each Eurodollar Rate Loan:

          (a)(i) initially, for each Loan the Drawdown Date of which is the Closing Date, a period of two months; and

          (b)(i) for the period commencing with the date two months after the Closing Date and ending on the second anniversary of the Closing Date, the period commencing on the Drawdown Date of such Loan and ending one, three, six or twelve months or, with respect only to a Eurodollar Rate Loan the Drawdown Date of which is a date during the period commencing on the date two months after the Closing Date and ending three months after the Closing Date, also twenty-four months, and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; and

          (c)(i) from and after the last day of the first Interest Period to end on or after the second anniversary of the Closing Date, the period commencing on the Drawdown Date of such Loan and ending one month thereafter; and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of the then next one month period; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding Eurodollar Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the applicable Eurodollar interbank market;

               (B) if the Borrower shall fail to give notice as provided in Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

               (C) no Interest Period relating to any Eurodollar Rate Loan shall extend beyond the Maturity Date; and

               (D) no Interest Period commencing prior to the second anniversary date of the Closing Date shall extend beyond such second anniversary date of the Closing Date except for any twenty-four month period allowed to be selected by the Borrower in accordance with clause (d) of this definition and so selected.

     Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Building or on the Eligible Real Estate.

     Liens.  See Section  8.2.

     Loan Documents. This Agreement, the Notes, the Security Documents, the Guaranty, and all other documents, instruments or agreements executed or delivered by or on behalf of the Borrower or the Guarantor evidencing or securing the Loans.

     Loan Request.  See Section  2.6.

     Loans.  The aggregate Loans to be made by the Banks hereunder.

     Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is equal to or greater than sixty-six and two-thirds percent (66.67%).

     Management Agreements. Agreements, whether written or oral, providing for the management of the Mortgaged Property or any of them.

     Maturity Date. December 15, 2001, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     Mortgaged Property. Collectively, the Eligible Real Estate which is conveyed to and accepted by the Agent as security for the Obligations pursuant to the Security Deeds.

     Multiemployer Plan.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

     Net Operating Income. With respect to the Borrower for any period, an amount equal to the sum of (a) the Net Income of Borrower (attributable to the Mortgaged Property for such period) plus (b) depreciation, amortization and interest deducted in calculating such Net Income plus (c) any extraordinary or non-recurring losses deducted in calculating Net Income plus/minus (d) Rent Adjustments with respect to Leases for the Mortgaged Properties minus (e) any income included in calculating such Net Income from the Mortgaged Properties from tenants which are 60 or more days delinquent in the payment of any rent minus (f) any extraordinary or non-recurring gains included in calculating Net Income. Net Operating Income shall be determined in a manner consistent with the manner in which it has previously been calculated and provided to the Banks.

     Notes.  See Section  2.4.

     Notice.  See Section  19.

     Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     Operating Agreement. That certain Amended and Restated Limited Liability Company Operating Agreement of WEL/WH 1275 K Street L.L.C., dated as of December 10, 1997, being the operating agreement of the Borrower.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Indirect Transfer. (a) Sales, transfers or other dispositions (but not pledges, mortgages, hypothecations or encumbrances) of interests in WHWEL if, after giving effect thereto, the Goldman Group, directly or indirectly, owns and controls at least seventy percent (70%) of the ownership interests in WHWEL;

     (b) notwithstanding anything herein to the contrary, any conversion at any time and from time to time by WHWEL of all or any of its interest in the Revolver Borrower into an interest in Wellsford Commercial or Wellsford Real Properties, Inc., a Maryland corporation; or

     (c) any transfer or pledge by WHWEL or Wellsford Commercial in the Revolver Borrower to one another as may be permitted in the operating agreement of the Revolver Borrower.

     Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

     Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle A, Title I of ERISA.

     REIT Status. With respect to Wellsford Commercial, its status as a real estate investment trust as defined in Section 856(a) of the Code.

     Record. The record, including computer records, maintained by the Agent with respect to any Loan referred to in the Notes.

     Reference Bank. BKB.

     Register.  See Section  18.2.

     Release.  See Section  6.20(c)(iii).

     Rent Adjustment. For any Person, straight line adjustments to rent payable under Leases, as determined in accordance with generally accepted accounting principles.

     Rent Roll. A report prepared by the Borrower showing for each tenant its occupancy status, lease expiration date, market rent, lease rent and other information in such form as may have been approved by the Agent, such approval not to be unreasonably withheld.

     Reportable Event. Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     Revolver Borrower. Wellsford/Whitehall Properties, L.L.C., a Delaware limited liability company.

     Revolving Credit Agreement. That certain Revolving Credit Agreement by and among the Revolver Borrower, BankBoston, Goldman, the other lending institutions that are or become parties thereto and BankBoston, N.A. in its capacity as agent for itself and the other lending institutions that are or become parties thereto, dated of even date as this Agreement, as the same may be amended, modified or restated.

     SEC.  The federal Securities and Exchange Commission.

     Security Deeds. The Mortgages, Deeds to Secure Debt and Deeds of Trust from the Borrower to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks) pursuant to which the Borrower has conveyed a Mortgaged Property as security for the Obligations.

     Security Documents. Collectively, the Security Deeds, the Assignments of Rents and Leases, the Indemnity Agreement, the Guaranty, any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, U.C.C.-1 financing statements executed and delivered in connection therewith.

     Special Member. 1275 K Street Holding, L.L.C., a Delaware limited liability company.

     Special Member Operating Agreement. That certain Limited Liability Company Operating Agreement of 1275 K Street Holding, L.L.C., dated as of December 10, 1997, being the operating agreement of the Special Member.

     State.  A state of the United States of America.

     Subordination, Attornment and Non-Disturbance Agreement. An agreement among the Agent, the Borrower and a tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the lien of the Security Deed and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure under the Security Deed, such agreement to be in form and substance satisfactory to the Agent.

     Subsidiary. Any corporation, association, partnership, limited liability company, trust, or other business or other legal entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     Survey. An instrument survey of Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to, and names of the nearest intersecting streets and such other details as the Agent may reasonably require; shall show the zoning district or districts in which the Mortgaged Property is located and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

     Surveyor Certification. With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Majority Banks or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

     Title Insurance Company. Commonwealth Land Title Insurance Company or another title insurance company or companies reasonably approved by the Agent.

     Title Policy. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Agent may require insuring the priority of the Security Deeds and that the Borrower holds marketable fee simple title to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent reasonably may require and is available in the State in which the Mortgaged Property is located, including but not limited to (i) a comprehensive endorsement, (ii) a "pending disbursements" clause, (iii) a usury endorsement, (iv) a doing business endorsement, (v) in States where available, an ALTA form 3.1 zoning endorsement, (vi) a "tie-in" endorsement, and (vii) a "first loss" endorsement.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

     Type. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     Wellsford Commercial. Wellsford Commercial Property Trust, a Maryland real estate investment trust.

     WHWEL. WHWEL Real Estate Limited Partnership, a Delaware limited partnership.

     Section  1.2.  Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

          (i) Reference to a particular "Section ", refers to that section of this Agreement unless otherwise indicated.

          (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     Section  2.  THE TERM LOAN.

     Section 2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow (but shall not be able to repay and reborrow) from time to time between the Closing Date and the date two hundred and seventy (270) days following the Closing Date upon notice by the Borrower to the Agent given in accordance with Section 2.6 and Section 5.4, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to the lesser of (a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment and (b) such Bank's Commitment Percentage of the aggregate Designated Collateral Value; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. The Loan Request shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section
10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such funding.

     Section  2.2.  Intentionally Omitted.

     Section  2.3. Intentionally Omitted.

     Section 2.4. Notes. The Loans shall be evidenced by a single promissory note of the Borrower to each Bank in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Agent's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Bank, but the failure to record, or any error in so recording, any such amount on the Agent's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     Section  2.5.  Interest on Loans.

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is converted to a Eurodollar Rate Loan at a rate per annum equal to the Base Rate.

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of the Eurodollar Rate determined for such Interest Period plus one and six-tenths percent (1.6%).

          (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

          (d) Base Rate Loans and Eurodollar Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

     Section 2.6. Requests for Loans. (a) With respect to each Loan, including the initial Loan funded at the Closing Date, the Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than five (5) Business Days prior to the proposed Drawdown Date. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 7.11), (ii) in the case of any advance relating to any Capital Improvement Project for a Mortgaged Property, a certification from the Borrower that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property, as applicable, have been paid (or will be paid from the proceeds of the requested advance) all amounts due for such labor and materials, and if requested by the Agent, delivery to the Agent of affidavits, lien waivers or other evidence reasonably satisfactory to the Agent evidencing the same, and (iii) a certification by the chief financial or chief accounting officer of the Borrower that the Borrower and the Guarantor are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. With respect to any Loan proposed to be funded after the initial Loan funded at the Closing Date, the Borrower shall have complied with all requirements set forth in Section 5.4 and the Banks shall have granted their consent to and accepted the additional Collateral for such Loan in accordance with the terms and conditions of
Section  5.4.

          (b) Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this Section 2.6, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement (including, without limitation, amounts due pursuant to Section 4.8) to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower or the funding Banks from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan (but not any other Bank) as required by this Agreement for the actual and consequential damages incurred by the Borrower (including, without limitation, amounts required to be paid under this Agreement by the Borrower to any Bank) and such funding Banks proximately caused by such Bank that has failed to advance its proportionate share, provided that in no event shall such Bank be liable for punitive or exemplary damages. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a Eurodollar Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than five
(5) Eurodollar Rate Loans outstanding at any one time. In the event that the proceeds from such Loan are to be used for a purpose other than a Capital Improvement Project, then the Borrower shall provide to the Agent as soon as practicable thereafter such evidence as the Agent shall reasonably require to evidence that such funds have been used for such purpose (which evidence may include, without limitation, a closing statement).

     Section  2.7.  Funds for Loans.

          (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by
Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of Section 2.6. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.4.

          (b) Unless Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to Agent such Bank's pro rata share of a proposed Loan, Agent may in its discretion assume that such Bank has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance.

     Section  3.  REPAYMENT OF THE LOANS.

     Section 3.1. Stated Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     Section  3.2.  Intentionally Omitted.

     Section 3.3. Optional Prepayments. The Borrower shall not have the right at any time prior to the first (1st) anniversary of the Closing Date to prepay the Loans, as a whole or in part. At any time after the first
(1st) anniversary of the Closing Date, the Borrower shall have the right, at the Borrower's election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.7 unless payment is first made of any amounts payable pursuant to Section 4.8. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days prior written notice of any prepayment pursuant to this Section 3.3 of any Base Rate Loans and at least four Eurodollar Business Days notice of any proposed repayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

     Section 3.4. Partial Prepayments. Each partial prepayment of the Loans under Section 3.3 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans.

     Section 3.5. Effect of Prepayments. No amounts of the Loans prepaid under Section 3.3 prior to the Maturity Date may be reborrowed.

     Section  4.  CERTAIN GENERAL PROVISIONS.

     Section  4.1.  Conversion Options.

          (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a Eurodollar Rate Loan, as applicable; provided that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such Eurodollar Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least four Eurodollar Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than five
(5) Eurodollar Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a Eurodollar Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no Eurodollar Rate Loan may be continued as such when any Default of the type described in subsections
(a), (b), (c) or (d) of Section 12.1 or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.
          (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

     Section 4.2. Closing Fee. The Borrower agrees to pay, on or before the Closing Date, to the Agent for the ratable account of the Banks a closing fee as specified in the Agreement Regarding Fees.

     Section 4.3. Agent's Fee. The Borrower shall pay to the Agent, for the Agent's own account, an Agent's fee as specified in the Agreement Regarding Fees.

     Section  4.4.  Funds for Payments.

          (a) All payments of principal, interest, facility fees, Agent's fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 12:00 Noon (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the account of the Borrower with BKB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     Section 4.5. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

     Section 4.6. Inability to Determine Eurodollar Rate. In the event that, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     Section 4.7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its Eurodollar Lending Office shall assert that it is unlawful, for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make Eurodollar Rate Loans or convert Loans of another type to Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law.

     Section 4.8. Additional Interest. If any Eurodollar Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the Eurodollar Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the Eurodollar Rate applicable to such Eurodollar Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the Eurodollar Rate).

     Section 4.9. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any future applicable law or any amendment or modification of present applicable law which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank beyond those in effect as of the date hereof, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

     Section 4.10. Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements of general application for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any future guideline, request or directive of any such entity regarding capital adequacy or any amendment or change in interpretation of any existing guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting for the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

     Section 4.11. Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request; provided, however, that the Borrower shall not be required to so indemnify any Bank pursuant to clause (b) above which fails or refuses to fund its proportionate share of a Loan in accordance with the terms of this Agreement.

     Section 4.12. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4.0%) above the Base Rate from the date due until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

     Section  4.13. Intentionally Omitted.

     Section 4.14. Certificate. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section
4.11 or Section 4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

     Section 4.15. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

     Section 4.16. Certain Provisions Relating to Increased Costs. If any Bank requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.9 or Section 4.10, then, upon request of Borrower, such Bank shall use reasonable efforts in a manner consistent with such institution's practice in connection with loans like the Loan to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Bank, including, without limitation, by designating another of such Bank's offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Bank in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Bank has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.9 or Section 4.10 (each, an "Affected Bank"), then, within thirty (30) days after such request for payment or compensation, Borrower shall have the one-time right as to such Affected Bank, to be exercised by delivery of written notice delivered to the Agent and the Affected Bank within thirty (30) days of receipt of such notice, to elect to cause the Affected Bank to transfer its Commitment. The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Commitment of the Affected Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent). In the event that the Banks do not elect to acquire all of the Affected Bank's Commitment, then the Agent shall endeavor to obtain a new Bank to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Affected Bank, the Affected Bank's interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Bank's Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Bank, including principal and all accrued and unpaid interest or fees.

     Section  5.  COLLATERAL SECURITY.

     Section 5.1. Collateral. The Obligations shall be secured by (i) a perfected first priority lien or security title to be held by the Agent for the benefit of the Banks in the Mortgaged Property pursuant to the terms of the Security Deeds, (ii) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the Leases pursuant to the Assignments of Rents and Leases, (iii) the Indemnity Agreement, and
(iv) such additional collateral, if any, as the Agent for the benefit of the Banks from time to time may accept as security for the Obligations with the consent of the Majority Banks, which consent may be given or withheld in the sole discretion of the Majority Banks. The Obligations shall also be guaranteed pursuant to the Guaranty.

     Section  5.2.  Appraisals.

          (a) The Agent on behalf of the Banks shall require biennial Appraisals of each of the Mortgaged Property, which will be ordered by the Agent and reviewed and approved by the appraisal departments of the Majority Banks, in order to determine the current Appraised Value of the Mortgaged Property, and the Borrower shall pay to the Agent on demand all reasonable costs of all such Appraisals; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing and regulatory requirements of any Bank generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Bank shall not require more frequent Appraisals, and except as required with respect to the addition of Eligible Real Estate as a Mortgaged Property under Section 5.4, the Borrower shall not be required to pay for Appraisals more often than once in any 24-month period, with the result that unless such condition shall occur the first Appraisals for which the Borrower shall be financially responsible after the Closing Date shall not be required prior to the second anniversary of the date of this Agreement.

          (b) Notwithstanding the provisions of Section 5.2(a), the Agent may obtain Appraisals or perform internal studies updating and revising prior Appraisals with respect to the Mortgaged Property or such portion thereof as the Majority Banks shall determine, for the purpose of determining the current Appraised Value of the Mortgaged Property (i) at any time following a partial condemnation of or uninsured casualty to a Mortgaged Property (provided that such Appraisal shall be limited to the affected property). The expense of such Appraisals and updates performed pursuant to this Section 5.2(b) shall be borne by the Borrower.

     Section 5.3. Release of Collateral. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this
Section 5.3 except as provided in this Section 5.3), the Agent shall release a Mortgaged Property from the lien of the Security Documents encumbering the same upon the request of the Borrower and upon the following terms and conditions:

          (a) The Borrower shall deliver to the Agent written notice of its desire to obtain each such release no later than fifteen (15) days prior to the date on which each such release is to be effected together with evidence satisfactory to the Agent that such release is to facilitate a sale of such Mortgaged Property to an unrelated third party in a bona-fide arms-length transaction for a cash sales price; and

          (b) The Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under Section 6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release; and

          (c) The Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney's fees; and

          (d) The Borrower shall pay to the Agent for the account of the Banks, which payment shall be applied to reduce the outstanding principal balance of the Loans, a release price equal to one hundred twenty percent (120%) of the Designated Collateral Value of such Mortgaged Property. In the event of a release pursuant to this 5.3, the amount of the Total Commitment shall be reduced by an amount equal to twenty percent (20%) of the Designated Collateral Value of the Mortgaged Property so released without reducing the Designated Collateral Value of the remaining Mortgaged Properties for purposes of calculating release prices. Notwithstanding the foregoing, the vacant land described on Schedule 5.3 hereto comprising part of the Mortgaged Property commonly known as Greenbrook Corporate Center shall be released upon the payment to the Agent for the account of the Banks an amount (without premium) equal to the amount allocated to such vacant land in the Appraisal of such Mortgaged Property (as most recently determined pursuant to this Agreement) upon the sale of such land to an unrelated third party, provided that the Borrower shall submit to the Agent with the request for the release of such land (A) a survey satisfactory to Agent showing such land that Borrower desires to release from the Security Documents and such other evidence as Agent may reasonably require to show the availability of unrestricted (whether by private agreement or governmental provision) direct access to public roads and utilities from all unreleased portions of such Mortgaged Property, (B) a certification from Borrower that the conveyance by Borrower of such land which is requested to be released will not violate the terms of any lease, agreement, ordinance or restriction by which such Mortgaged Property is subject, and (C) evidence of the proper subdivision of the property to be released. Such payments shall be applied to reduce the outstanding principal balance of the Loans; provided, that the Borrower shall not be required to make a payment which would reduce the principal balance below zero.

          (e) No release of a Mortgaged Property from the lien of the Security Documents encumbering the same shall be granted by Lender prior to the first anniversary of the Closing Date, unless the release payment applicable thereto pursuant to Section 5.3(d) hereinabove shall be deposited into an account of the Agent or other cash collateral vehicle acceptable to Agent in its sole discretion, which shall be pledged to the Agent, pursuant to documentation acceptable to Agent in its sole discretion, for the account of the Banks as security for the Obligations and which shall not be applied against or reduce the Outstanding Loans, unless the Agent shall otherwise so elect in its sole discretion.

     Section  5.4.  Subsequent Loans; Additional Collateral.

          (a) In the event the Borrower wishes to borrow any sums hereunder after the Closing Date, the Borrower may request such Loan upon the following terms and conditions and the addition of such Collateral for such requested Loan shall not increase the Designated Collateral Value and the amounts available to be borrowed by the Borrower unless each of the following conditions shall be satisfied:

               (i) the proposed additional Collateral for such Loan shall be Eligible Real Estate to be purchased by the Borrower from the Revolver Borrower or a third party and upon funding of such Loan shall become a Mortgaged Property;

               (ii) no Default or Event of Default shall have occurred or exist or would occur or exist if such proposed additional Collateral were included within the Collateral and the requested Loan fully funded, including, without limitation, under Section 9.4;

               (iii) the Borrower shall have executed and delivered to the Agent all Eligible Real Estate Qualification Documents or other instruments, documents, or agreements, including Uniform Commercial Code financing statements, as the Agent shall deem necessary or desirable to perfect a first priority security interest in, or lien on, such Collateral, all of which instruments, documents or agreements shall be in form and substance satisfactory to the Agent in its sole discretion; and

               (iv) the Agent, on behalf of the Banks, shall have received any other appraisals, surveys, rent rolls, environmental reports, title insurance reports, certificates, opinions or other information or documentation with respect to the Collateral as the Agent, in its sole discretion, shall deem necessary or desirable.

     The Borrower acknowledges that the decision of all of the Banks to grant or withhold their consent to the acceptance of additional Collateral under this Section 5.4 and the funding of such requested Loan shall be based entirely on such factors as the Majority Banks deem relevant in their sole discretion, including, without limitation, those enumerated in clauses
(i) through (iv) hereinabove, and such consent may be granted or withheld solely at the discretion of the Majority Banks. The Borrower further acknowledges that no such requests for fundings of additional Loans after the initial Loan funded at the Closing Date shall be approved or funded by the Banks unless the Banks shall have received all required information and shall have had sufficient time prior to the expiry of the time period during which such additional Loans are available under Section 2.1 to complete all underwriting matters and reviewed all materials and information required to be delivered by Borrower with respect to the Eligible Real Estate proposed as additional Collateral for the Loans.

          (b) In connection with each such item of Eligible Real Estate, the Borrower shall pay to the Agent the reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) of the Agent in connection with the addition of such Collateral.

          (c) In no event shall the acquisition cost of any Mortgaged Property exceed $40,000,000.00.


     Section  6.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Agent and the Banks as follows.

     Section  6.1.  Corporate Authority, Etc.

          (a) Incorporation; Good Standing. The Borrower is a limited liability company duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. The Revolver Borrower is a limited liability company duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Mortgaged Property is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person. Borrower is a qualified subsidiary of a real estate investment trust within the meaning of the Code.

          (b)  Intentionally Omitted.

          (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation , bylaws, or other charter documents of, or any agreement or other instrument binding upon, such Person, or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of the Borrower or the Guarantor, as applicable.

          (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 6.2. Governmental Approvals. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

     Section 6.3. Title to Properties; Leases. The Borrower owns all of the Mortgaged Properties, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     Section 6.4. Financial Statements. The Borrower has furnished to each of the Banks: (a) an unaudited consolidated balance sheet and an unaudited consolidated statement of income and cash flows of the Revolver Borrower and its Subsidiaries (including the Borrower) as of the Balance Sheet Date certified by Revolver Borrower's chief financial or chief accounting officer to have been prepared in accordance with generally accepted accounting principles and to fairly present the financial condition of the Revolver Borrower and its Subsidiaries (including the Borrower) as at the close of business on the dates thereof (subject to year-end adjustments), and (b) an unaudited consolidated statement of operating income for the Mortgaged Property satisfactory in form to the Agent and certified by the Borrower's chief financial or accounting officer as fairly presenting the operating income for such parcels for such periods. Such balance sheet and statements of income, stockholder's equity and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Revolver Borrower and its Subsidiaries (including the Borrower) as of such dates and the results of the operations of the Revolver Borrower and its Subsidiaries (including the Borrower) for such periods. There are no liabilities, contingent or otherwise, of the Revolver Borrower or any of its Subsidiaries (including the Borrower) involving material amounts not disclosed in said financial statements and the related notes thereto as of their respective dates.

     Section 6.5. No Material Adverse Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, as shown on or reflected in the consolidated balance sheet of the Revolver Borrower and its Subsidiaries (including the Borrower) as of the Balance Sheet Date, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower taken as a whole.

     Section 6.6. Franchises, Patents, Copyrights, Etc. The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

     Section 6.7. Litigation. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or materially impair the right of the Borrower to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

     Section 6.8. No Materially Adverse Contracts, Etc. The Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the officers of the Borrower, to have any materially adverse effect on the business of the Borrower.

     Section 6.9. Compliance with Other Instruments, Laws, Etc. The Borrower is not in violation of any provision of its charter or other organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower.

     Section 6.10. Tax Status. The Borrower (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     Section 6.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

     Section 6.12. Holding Company and Investment Company Acts. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Section 6.13. Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any of the Mortgaged Property.

     Section 6.14. Setoff, Etc. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except Permitted Liens.

     Section 6.15. Certain Transactions. None of the officers, trustees, directors, or employees of the Borrower is a party to any transaction with the Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 6.16. Employee Benefit Plans. The Borrower and each ERISA Affiliate are in compliance in all material respects with ERISA. There has been no Reportable Event with respect to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. There has been no institution of proceedings or any other action by PBGC, the Borrower or any ERISA Affiliate to terminate or withdraw or partially withdraw from any such Plan under any circumstances which could lead to material liabilities to PBGC or, with respect to a Multiemployer Plan, the "Reorganization" or "Insolvency" (as each such term is defined in ERISA) of any such Plan. To the best of the Borrower's knowledge, no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any such Plan, and neither the consummation of the transactions provided for in this Agreement and compliance by the Borrower with the provisions hereof and the other Loan Documents will involve any prohibited transaction.

     Section 6.17. ERISA Taxes. Neither the Borrower nor any ERISA Affiliate thereof is currently and the Borrower has no reason to believe that the Borrower or any ERISA Affiliate thereof will become subject to any liability (other than routine expenses or contributions relating to the Plans set forth on Schedule 6.17, if timely paid), tax or penalty whatsoever to any person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plans set forth on Schedule 6.17 including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Section s 404 and 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes or penalties (when taken as a whole) as will not have a material adverse effect on the Borrower or upon its financial condition, assets, business, operations, liabilities or prospects.

     Section 6.18. Plan Payments. The Borrower and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan set forth on Schedule 6.17 and applicable law and (ii) required to be paid as expenses of each Plan set forth on Schedule 6.17. No Plan set forth on Schedule 6.17 would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

     Section 6.19. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Section 6.20. Environmental Compliance. The Borrower has conducted or caused to be conducted Phase I environmental site assessments with respect to the past usage and condition of the Mortgaged Property and the operations conducted thereon, and is familiar with the present condition and usage of the Mortgaged Property and the operations conducted thereon and, based upon such reports and knowledge, makes the following representations and warranties.

          (a) With respect to the Mortgaged Property, none of the Borrower or any operator of the Mortgaged Property, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Mortgaged Property and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower.

          (b) The Borrower has not received any notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) With respect to the Mortgaged Property, except as specifically set forth in the environmental site assessment reports for the initial Mortgaged Properties, each of which has been provided to the Agent on or about the date hereof or, in the case of any Mortgaged Properties which become Collateral after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent under Section 5.4: (i) no portion of the Mortgaged Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Mortgaged Property; (ii) in the course of any activities conducted by the Borrower, or the operators of its properties, no Hazardous Substances have been generated or are being used on the Mortgaged Property except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Mortgaged Property, which Release would have a material adverse effect on the value of any of the Mortgaged Property or adjacent properties or the environment;
(iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Mortgaged Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Mortgaged Property; and (v) to the best of Borrower's knowledge and belief, any Hazardous Substances that have been generated on any of the Mortgaged Property have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and, to the best knowledge of the Borrower without independent investigation, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

          (d) Neither the Borrower nor the Mortgaged Property is required by any applicable Environmental Law to perform Hazardous Substances site assessments, or remove or remediate Hazardous Substances, or give notice to any governmental agency or to record or deliver to other Persons of environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deed or to the effectiveness of any other transactions contemplated hereby.

     Section  6.21. Intentionally Omitted.

     Section 6.22. Leases. The Borrower has delivered to the Agent true copies of the Leases and any amendments thereto relating to the Mortgaged Property.

     Section 6.23. Loan Documents. All of the representations and warranties made by or on behalf of the Borrower or the Guarantor made in the Loan Documents to which it is a party or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and no such party has failed to disclose such information as is necessary to make such representations and warranties not misleading.

     Section 6.24. Mortgaged Property. The Borrower makes the following representations and warranties concerning each Mortgaged Property:

          (a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Property are installed to the property lines of the Mortgaged Property through dedicated public rights-of-way or through perpetual private easements approved by the Agent with respect to which the applicable Security Deed creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law.

          (b) Access, Etc. The streets abutting the Mortgaged Property are dedicated and accepted public roads, to which the Mortgaged Property has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Property has direct access approved by the Agent and with respect to which the applicable Security Deed creates a valid and enforceable first lien. All private ways providing access to the Mortgaged Property are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles.

          (c) Independent Building. The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Agent. The Building is located on a lot which is separately assessed for purposes of real estate tax assessment and payment. The Building, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Building are, except as specifically disclosed on a Survey delivered to the Agent prior to the date hereof, located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property is located.

          (d) Condition of Building; No Asbestos. Except as may otherwise be specifically disclosed in any written engineering report furnished or caused to be furnished by the Borrower to the Agent prior to the date hereof, the Building is structurally sound, in good repair and free of material defects in materials and workmanship. All major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition. No asbestos is located in or on the Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

          (e) Building Compliance with Law. Except as may otherwise be specifically disclosed on the face of any certificate of occupancy delivered to the Agent prior to the date hereof, the Building as presently constructed, used, occupied and operated does not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws. The Building complies with applicable zoning laws and regulations and is not a so-called non-conforming use. The zoning laws permit use of the Building for its current use. There is such number of parking spaces on the lot or lots on which the Mortgaged Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use.

          (f) No Required Mortgaged Property Consents, Permits, Etc. The Borrower has not received notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Building for its current use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Security Deed. To the best knowledge of the Borrower, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof.

          (g) Insurance. The Borrower has not received any notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all carriers of insurance on the Mortgaged Property.

          (h) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof which are payable by the Borrower (except only real estate or other taxes or assessments, that are not yet due and payable). The Borrower has delivered or caused to be delivered to the Agent, or has requested from the appropriate authorities and will deliver to the Agent promptly upon receipt, true and correct copies of real estate tax bills for the Mortgaged Property for the past three fiscal tax years. No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Property. There are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property, and the Borrower has not received any notice of any such special assessment being contemplated.

          (i) Historic Status. The Building is not a historic structure or landmark and neither the Building nor the Mortgaged Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

          (j) Eminent Domain; Casualty. There are no pending eminent domain proceedings against the Mortgaged Property or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority. Neither the Mortgaged Property, the Building nor any part thereof is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

          (k) Leases. An accurate and complete Rent Roll and summary thereof in a form reasonably satisfactory to the Agent as of the date of inclusion of each Mortgaged Property (or such other recent date as may be acceptable to the Agent) with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at such Mortgaged Property and in the Building relating thereto. There are no occupancies, rights, privileges or licenses in or to any Mortgaged Property or portion thereof other than pursuant to the Leases reflected in Rent Rolls previously furnished to the Agent for such Mortgaged Property. Except as set forth in each Rent Roll, the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and the Borrower has not given or made any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases. The Rent Rolls furnished to the Banks accurately and completely set forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. The Borrower has reviewed the estoppel certificates delivered by the tenants of the Mortgaged Property to the Agent and such estoppel certificates are true and correct in all material respects. All tenant improvements or work to be done, furnished or paid for by the Borrower or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent. No material leasing, brokerage or like commissions, fees or payments are due from the Borrower in respect of the Leases.

          (l) Management Agreements. Borrower has delivered to Agent true, correct and complete copies of the Management Agreements for the Mortgaged Property. To the best knowledge of the Borrower, there are no material claims or any bases for material claims in respect of the Mortgaged Property or its operation by any party to any Management Agreement.

          (m) Other Material Real Property Agreements; No Options. There are no material agreements pertaining to the Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto) or otherwise disclosed in writing to the Agent and the Banks by the Borrower; and no person or entity has any right or option to acquire the Mortgaged Property on any Building thereon or any portion thereof or interest therein.

     Section 6.25. Brokers. The Borrower has not engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

     Section 6.26. Fair Consideration. The Borrower (and, as applicable, the Guarantor), by receiving the benefits under this Agreement is receiving "reasonably equivalent value" within the meaning of Section 548 of the Bankruptcy Code, Title 11, U.S.C.A. and "fair consideration" within the meaning of Consolidated Laws of New York Annotated, Chapter 12, Article 10,
Section 272 in exchange for the delivery of the Security Documents to Agent, and but for the willingness of the Guarantor to provide the guaranty of the Loan, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable Borrower (including the Guarantor) to have available financing to conduct and expand its business. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower and the Guarantor and the creditors of such Persons.

     Section 6.27. Solvency. As of the Closing Date and after giving affect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made or to be made hereunder the Borrower is not insolvent on a balance sheet basis, the sum of the Borrower's assets exceeds the sum of the Borrower's liabilities, the Borrower is able to pay its debts as they become due, and the Borrower has sufficient capital to carry on its business.

     Section 6.28. No Bankruptcy Filing. The Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

     Section 6.29. No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower or the Guarantor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

     Section 6.30. Other Debt. Neither the Borrower or the Guarantor nor any of the Subsidiaries of Guarantor is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower. The Borrower has provided to the Agent copies of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon Borrower, the Guarantor or their respective properties and entered into by such Person as of the date of this Agreement with respect to any Indebtedness of such Person.

     Section 6.31. Ownership of Borrower. The Revolver Borrower and the Special Member are the sole members of the Borrower.

     Section 6.32. Special Purpose Entity. The Borrower is in full and complete compliance with the Operating Agreement.

     Section  7.  AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

     Section 7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

     Section 7.2. Maintenance of Office. The Borrower will maintain its chief executive office at 610 Fifth Avenue, 7th Floor, New York County, New York, New York, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     Section 7.3. Records and Accounts. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies and other reserves. The Borrower shall not, without the prior written consent of the Majority Banks, (x) make any material changes to the accounting procedures used by Borrower in preparing the financial statements and other information described in Section 6.4 or (y) change its fiscal year.

     Section 7.4. Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to each of the Banks:

          (a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower at the end of such year, and the related audited statements of income, changes in shareholders' equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year (other than the fiscal year ending prior to the Closing Date for which such statements of Borrower were not separately prepared) and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young LLP or by another "Big Six" accounting firm, together with the unaudited annual operating statement of each Mortgaged Property (which statement shall also be reconciled to the budget for the Mortgaged Property), together with a certification by Borrower's chief financial or chief accounting officer that the information contain in such statement fairly presents the operations of the Mortgaged Property for such period, and any other information the Banks may need reasonably to complete a financial analysis of the Borrower;

          (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth quarter), copies of the unaudited balance sheet of the Borrower as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the portion of the Borrower's fiscal year then elapsed, and the unaudited operating statement for the Mortgaged Property for such quarter and year-to-date (which statement shall also be reconciled to the budget for the Mortgaged Property), all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and the operations of the Mortgaged Property on the date thereof (subject to year-end adjustments);

          (c) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), copies of a statement of Net Operating Income for such fiscal quarter and year-to-date for each of the Mortgaged Properties, prepared in a manner reasonable satisfactory to the Agent, together with a certification by the Borrower's chief financial or chief accounting officer that the information contained in such statement fairly presents the Net Operating Income of the Mortgaged Property for such period;

          (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Borrower in the form of Exhibit C hereto setting forth in reasonable detail computations evidencing compliance with the covenants contained in
Section 9, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Closing Date;

          (e) concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate signed by the President or Chief Financial Officer of the Borrower to the effect that, having read this Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

          (f) contemporaneously with the filing, mailing or releasing thereof, copies of all press releases and all material of a financial nature filed with the SEC, if applicable, or sent to all of the members of the Borrower;

          (g) as soon as practicable but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), updated Rent Rolls with respect to the Mortgaged Property and a summary of each Rent Roll in form reasonably satisfactory to the Agent;

          (h) as soon as practicable, but in any event not later than 30 days prior to the beginning of each calendar year, the annual operating budget for each of the Mortgaged Property, in form and substance satisfactory to the Majority Banks;

          (i) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower;

          (j) not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), the market comparable study conducted by the Borrower's internal staff or its property managers, and at other times copies of such market studies relating to the Mortgaged Property as are from time to time prepared by or on behalf of the Borrower; and

          (k) from time to time such other financial data and information in the possession of the Borrower (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower) as the Agent may reasonably request.

     Section  7.5.  Notices.

          (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from the Mortgaged Property; (ii) of any violation of any Environmental Law that the Borrower reports in writing or is reportable by the Borrower in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Mortgaged Property or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or the Agent's liens on the Collateral pursuant to the Security Documents.

          (c) Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to the Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.

          (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or to which the Borrower is or is to become a party involving an uninsured claim against the Borrower that could reasonably be expected to have a materially adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Borrower in an amount in excess of $250,000.

          (e)  Intentionally Omitted.

          (f) Notification of Banks. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

     Section  7.6.  Existence; Maintenance of Properties.

          (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited liability company and shall not amend or modify the Operating Agreement in any manner without the prior written consent of the Agent. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises.

          (b) The Borrower (i) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of the applicable Mortgaged Property or on the financial condition, assets or operations of the Borrower.

     Section  7.7.  Insurance.

          (a) The Borrower will, at its expense, procure and maintain, or cause to be procured and maintained, for the benefit of the Borrower and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering the Mortgaged Property:

               (i) "All Risks" property insurance (including broad form flood, broad form earthquake and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower, with deductibles not to exceed $50,000 for any one occurrence, with a replacement cost coverage endorsement, and, if requested by the Agent, a contingent liability from operation of building laws endorsement in such amounts as the Agent may require. Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower without deduction for physical depreciation thereof;

               (ii) During the course of construction or repair of any Building having a cost in excess of $1,000,000, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause
     (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Mortgaged Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

               (iii) Flood insurance if at any time any Building is located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, Vl-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

               (iv) Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Mortgaged Property for a twelve month period;

               (v) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two years following completion of construction of any improvements on the Mortgaged Property, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $1,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments;

               (vi) During the course of construction or repair of any improvements on the Mortgaged Property in excess of $1,000,000, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

               (vii) Employers liability insurance (with respect to the Borrower's employees only);

               (viii) Umbrella liability insurance with limits of not less than $50,000,000 to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses
     (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

               (ix) Workers' compensation insurance for all employees of the Borrower engaged on or with respect to the Mortgaged Property; and

               (x) Such other insurance in such form and in such amounts as may from time to time be required by the Majority Banks against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Mortgaged Property.

     The Borrower shall pay or cause to be paid all premiums on insurance policies. The insurance policies with respect to all Mortgaged Property provided for in clauses (v), (vi) and (viii) above with respect to all Mortgaged Property shall name the Agent and each Bank as an additional insured. The insurance policies provided for in clauses (i), (ii), (iii) and (iv) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance acceptable to the Agent. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least 15 days prior to the expiration date of the policies, the Borrower shall deliver to the Banks evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Agent.

          (b) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of either the Borrower or anyone acting for the Borrower shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least 15 days prior written notice to the Agent by certified or registered mail, and (v) that the Agent or the Banks shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

          (c) The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgaged Property, provided that such blanket policy or policies comply with all of the terms and provisions of this Section 7.7 and contain endorsements or clauses reasonably satisfactory to the Agent.

          (d) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the states where the Mortgaged Property is located and having a rating in Best's Key Rating Guide of at least "A" and a financial size category of at least "VIII".

          (e) The Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this Section 7.7.

          (f) In the event of any loss or damage to the Mortgaged Property, the Borrower shall give immediate written notice to the insurance carrier and the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Banks. The Borrower may make proof of loss and adjust and compromise any claim under insurance policies which is of an amount not more than $1,000,000.00 so long as no Event of Default has occurred and is continuing and so long as such claim is pursued diligently and in good faith. The Borrower hereby irrevocably authorizes and empowers the Agent, at the Agent's option in the Agent's sole discretion or at the request of the Majority Banks in their sole discretion, as attorney in fact for the Borrower, to make proof of any loss except as provided in the preceding sentence, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Agent's expenses incurred in the collection of such proceeds. If the Mortgaged Property is acquired by the Agent or any nominee through foreclosure, deed in lieu of foreclosure or otherwise is acquired from the owner thereof, all right, title and interest of the owner of such Mortgaged Property in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to such sale or acquisition shall pass to the Agent or any other successor in interest to the owner or purchaser or grantee of the Mortgaged Property.

          (g) Subject to the terms of the following sentence, the Borrower authorizes the Agent, at the Agent's option or at the request of the Majority Bank's in their sole discretion, to (i) apply the balance of such proceeds to the payment of the Obligations whether or not then due, or
(ii) if the Agent or the Majority Banks shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds to be used to pay all taxes, charges, sewer use fees, water rates and assessments which may be imposed upon the Mortgaged Property and the Obligations as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower, in accordance with such terms and conditions as Agent may prescribe, for the cost of such reconstruction or repair of the Mortgaged Property, and on completion of such reconstruction or repair to pay any excess funds to the Borrower so long as no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, to apply any of the excess to the payment of the Obligations. Notwithstanding the foregoing, the Agent shall make such net proceeds available to the Borrower to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe for the disbursement of such proceeds to assure completion of such reconstruction or repair provided that (A) no Default or Event of Default shall have occurred and be continuing, (B) the Borrower shall have provided to Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, and
(C) the Agent shall determine that such repair or reconstruction can be completed prior to the Maturity Date, (D) the cost of such reconstruction or repair is not estimated by the Agent to exceed fifty percent (50%) of the Appraised Value of such Mortgaged Property, (E) the Agent shall have approved the plans and specifications for such repair or restoration and determined that the repaired or restored Mortgaged Property will provide the Banks with adequate security for the Obligations, and (F) the Borrower shall have delivered to the Agent written agreements binding upon all tenants or other parties having present or future rights to possession of any portion of the Mortgaged Property or having any right to require repair, restoration or completion of the Mortgaged Property or any portion thereof, agreeing upon a date for delivery of possession of the Mortgaged Property or their respective portions thereof, or for such required repair, restoration or completion, to permit time which is sufficient in the judgment of the Agent for such repair or restoration and approving the plans and specifications for such repair or restoration, or other evidence satisfactory to the Agent that none of such tenants or other parties may terminate their Leases as a result of such casualty or have a right to approve the plans and specifications for such repair or restoration.

          (h) The Borrower, at its expense, will procure and maintain or cause to be procured and maintained, insurance covering the Borrower and the Mortgaged Property in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

          (i) The Borrower shall provide or cause to be provided to the Agent for the benefit of the Banks Title Policies for all of the Mortgaged Property which shall at all times be in an aggregate amount of not less than the initial Designated Collateral Value attributable to such Mortgaged Property (provided that a Title Policy for an individual Mortgaged Property need not equal the aggregate Designated Collateral Value). Each Title Policy shall also contain, to the extent available, a tie-in endorsement aggregating the insurance coverage provided under all of the policies with tie-in endorsements.

     Section 7.8. Taxes. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Mortgaged Property, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Majority Banks and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

     Section 7.9. Inspection of Properties and Books. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect any of the Mortgaged Properties, to examine the books of account of the Borrower (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

     Section 7.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

     Section 7.11. Use of Proceeds. The Borrower will use the proceeds of the Loans solely (a) for the acquisition of fee interests by Borrower in Eligible Real Estate which immediately upon such acquisition by the Borrower becomes a Mortgaged Property, including, without limitation, acquisition of properties from the Revolver Borrower as contemplated by the Revolving Credit Agreement, (b) for Capital Improvement Projects to Mortgaged Property (but not in excess of $5,000,000.00 of the proceeds of the Loans may be used by Borrower for such purpose), and (c) for reasonable transaction costs related to the transactions referred to in the preceding clause (a).

     Section 7.12. Further Assurances. The Borrower will cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     Section 7.13. Management Agreements. The Borrower shall provide prompt written notice to the Agent of any termination or material modification or amendment of any Management Agreement, provided that, without the prior consent of the Majority Banks, none of the Management Agreements shall be modified or amended to increase the fees payable thereunder. The Borrower shall not enter into any Management Agreement or otherwise manage any of the Mortgaged Property except with property and leasing managers having sufficient expertise and resources to manage such properties as class A office buildings, and on leasing terms and conditions no less favorable to the Borrower than are contained in the Management Agreements delivered to the Agent prior to the date hereof or are otherwise on then commercially reasonable terms.

     Section 7.14. ERISA Compliance. The Borrower will not permit the present value of all employee benefits vested in all Employee Benefit Plans, Multiemployer Plans and Guaranteed Pension Plans maintained by the Borrower and any ERISA Affiliate thereof to exceed the present value of the assets allocable to such vested benefits by an amount greater than $500,000.00 in the aggregate. Neither the Borrower nor any ERISA Affiliate thereof will at any time permit any such Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or Section 406 of ERISA, incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived, or terminate any such Plan in any manner which could result in the imposition of a lien on the property of the Borrower or the Guarantor pursuant to Section 4068 of ERISA.

     Section  7.15. Intentionally Deleted.

     Section  7.16.  Intentionally Omitted.

     Section 7.17. Compliance. The Borrower shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents.

     Section  7.18. Intentionally Omitted.

     Section 7.19. Leasing. The Borrower will take or cause to be taken all reasonable steps within the power of the Borrower to market and lease the leasable area of the Mortgaged Properties in accordance with sound and customary leasing and management practices for similar properties. The Borrower will not lease all or any portion of the Mortgaged Property or amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease without the prior written consent of the Agent; provided, however, with respect to any Lease which covers less than the 25,000 square feet or provides less than three percent (3%) of the Net Operating Income of the Mortgaged Property, the Borrower may amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or granting concessions to or waive the performance of any obligations of any tenant, lessee or licensee under any such Lease in the ordinary course of business consistent with sound leasing and management practices for similar properties. The Borrower shall furnish the Agent with executed copies of all Leases hereafter made, and all Leases now or hereafter entered into will be in form and substance subject to the approval of the Agent. Upon the Agent's request, the Borrower shall make a separate and distinct assignment to the Agent as additional security, of all Leases hereafter made. Notwithstanding the foregoing, following the Agent's approval of the "Leasing Parameters" (as hereinafter defined) for the Mortgaged Property, then the Borrower may, without the prior approval of the Agent and (prior to the initial syndication) Goldman, enter into any Lease provided that the Lease covers less than 25,000 square feet or provides less than three percent (3%) of the Net Operating Income of the Mortgaged Property, is a bona fide arm's length lease entered into in the ordinary course of business with a party unaffiliated with the Borrower, Guarantor or any member of Borrower, falls within the Leasing Parameters and is on the standard lease form (without material modification or addition). In connection with any Lease to be approved by the Agent as provided herein, the Borrower shall submit to the Agent for its approval the identity of the tenant and a summary of the major terms of the Lease (which terms shall include without limitation those matters included within the Leasing Parameters) (collectively the "Major Terms"), and Agent's approval shall be limited to the approval of the Major Terms, and provided further than any such terms submitted to the Agent for approval shall be deemed approved by the Agent unless the Agent expressly disapproves the same by written notice delivered to the Borrower (which shall state the reasons for disapproval) within five (5) business days after the date of the delivery of such Lease to the Agent for approval and all other information reasonably requested by the Agent in order to make such determination. Following the approval by the Agent of the Major Terms, the Borrower shall be permitted to enter into a lease to such tenant which falls within the Major Terms. As used herein, "Leasing Parameters" means leasing parameters for the Mortgaged Property approved by the Agent and (prior to the initial syndication) Goldman. Leasing Parameters shall include, without limitation, the minimum and maximum term, the minimum rent, tax and operating stops, tenant standard improvements, tenant allowances and other tenant inducements and leasing commissions, and shall be approved by the Agent prior to the commencement of each calendar year during the term of the Notes. The Borrower will require, and each Lease will require, each tenant to enter into a Nondisturbance, Attornment and Subordination Agreement and to provide an estoppel certificate satisfactory to the Agent upon the request of the Agent. The Agent shall have the right, and the Borrower hereby authorizes the Agent, to communicate directly with any tenant under a Lease to verify any information delivered to the Agent by the Borrower concerning such tenant or such tenant's Lease.

     Section 7.20 Special Purpose Entity. The Borrower shall conduct its business in full compliance with and shall not violate the terms and conditions of the Operating Agreement.

     Section 7.21 Plan Assets, etc. The Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time. Each owner of an equity interest in Borrower has certified to Borrower and the Banks, and Borrower shall require each proposed transferee of any equity interest in Borrower, as a condition precedent to such transfer, to certify to Borrower and the Banks, that the source of funds used or to be used by it to acquire its interest in Borrower are not assets of any plan subject to Title I of ERISA or Section 4975 of the Code and are not deemed to be assets of any such plan under the U.S. Department of Labor's plan asset regulations. Borrower has provided the Agent with a copy of each such certification from each owner of an equity interest in Borrower and will promptly provide the Agent with a copy of each such certification from each proposed transferee.

     Section  8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

     Section 8.1. Restrictions on Indebtedness. The Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a)  Indebtedness to the Banks arising under any of the Loan
Documents;

          (b) current liabilities of the Borrower incurred in the ordinary course of business and relating to the Mortgaged Property but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services relating to the Mortgaged Property;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies relating to the Mortgaged Property to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

          (d) Indebtedness in respect of judgments or awards relating to the operation and maintenance of the Mortgaged Property in accordance with this Agreement that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; or

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business and relating to the Mortgaged Property.

     Section 8.2. Restrictions on Liens, Etc. Without limiting the terms of Section 8.1, the Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower which prohibits the creation or maintenance of any lien securing the Obligations (collectively "Liens"); provided that the Borrower may create or incur or suffer to be created or incurred or to exist:

          (i)  Leases permitted under this Agreement;

          (ii) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies relating to the Mortgaged Property in respect of obligations not overdue;

          (iii) deposits or pledge made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations;

          (iv) liens in favor of the Agent and the Banks under the Loan Documents; and

          (v) liens and encumbrances on a Mortgaged Property, if any, expressly permitted under the terms of the Security Deed relating thereto.

     Section  8.3. Intentionally Omitted.

     Section 8.4. Merger, Consolidation. The Borrower will not become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition or other acquisition without the prior written consent of the Majority Banks.

     Section  8.5.  Intentionally Omitted.

     Section 8.6. Compliance with Environmental Laws. The Borrower will not: (a) use any of the Mortgaged Property or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Mortgaged Property any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Mortgaged Property except in full compliance with Environmental Laws, (d) conduct any activity at any Mortgaged Property or use any Mortgaged Property in any manner so as to cause a Release of Hazardous Substances on, upon or into the Mortgaged Property or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

     The Borrower shall:

          (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances have been Released or disposed of on the Mortgaged Property in violation of any Environmental Laws; and

          (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Mortgaged Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Property by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

     At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Mortgaged Property, or that any of the Mortgaged Property is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Mortgaged Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

     Section  8.7.  Distributions.  The Borrower shall make no
Distributions in the event that an Event of Default shall have occurred and be continuing or a Default or Event of Default would be created after giving effect to such Distribution.

     Section  8.8.  Intentionally Omitted.

     Section 8.9. Development Activity. The Borrower shall not, without the prior written consent of the Majority Banks, engage, directly or indirectly, in the development of properties to be used for commercial office purposes or otherwise.

     Section  8.10. Intentionally Omitted.

     Section 8.11. Transfers. The Borrower shall not permit any pledge, mortgage, hypothecation or encumbering of any direct interest in Borrower or, other than a Permitted Indirect Transfer, any indirect interest in Borrower.

     Section 8.12. Additional Covenants with Respect to Indebtedness, Operations, Fundamental Changes. The Borrower represents, warrants and covenants as of the date hereof and until such time as the Obligations are paid in full, that Borrower:

          (a) does not own and will not own any asset other than the Collateral;

          (b) is not engaged and will not engage in any business other than the ownership, operation and sale of the Collateral;

          (c) does not and will not have any subsidiaries (whether the same would constitute an entity that could be consolidated on any of such Person's financial statements or a minority interest);

          (d) will not enter into any contract or agreement with any partner, member, shareholder, principal or affiliate of any Guarantor, or any affiliate of any such partner, member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

          (e) has not incurred and will not incur any Indebtedness, other than the Obligations, and other than current liabilities incurred in the ordinary course of business in connection with normal purchases of goods and services in connection with the ownership and operation of the Collateral;

          (f) has not made and will not make any loans or advances to any third party ;

          (g) is and will remain solvent and pay its debts and liabilities (including, without limitation, employment and overhead expenses) from its own assets as the same shall become due;

          (h) has done or caused to be done and will do all things necessary to observe limited liability company, corporate and partnership formalities (as applicable) and to preserve its existence, and will not, nor will any partner, member or shareholder thereof, amend, modify or otherwise change its partnership agreement, operating agreement, articles of incorporation, by-laws or other organizational documents in a manner which adversely affects the Borrower's or such partners, member's or shareholder's existence as a single purpose entity;

          (i) will conduct and operate its business as presently conducted and operated;

          (j) will maintain books and records and bank accounts separate from those of its affiliates, including its partners, members and shareholders;

          (k) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate thereof, including any partner, member, shareholder or any affiliate of any partner, member or shareholder of the Borrower) and shall maintain and use separate stationery, invoices and checks;

          (l)  will file its own separate tax returns;

          (m) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (n) will not, nor shall any partner, member, shareholder or affiliate, seek the dissolution or winding up, in whole or in part, the Borrower;

          (o) will not enter into any transaction of merger, consolidation or other business combination, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;

          (p) will not commingle the funds and other assets of the Borrower, with those of any partner, member, shareholder, any affiliate or any other Person;

          (q) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person; and

          (r) does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

     Section  9.  FINANCIAL COVENANTS OF BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans it will comply with the following:

     Section  9.1.  Intentionally Omitted.

     Section  9.2.  Intentionally Omitted.

     Section  9.3.  Intentionally Omitted.

     Section 9.4. Net Operating Income. The Borrower will not, as of any December 31 or June 30 during the term of the Loan, permit the ratio of (a) the outstanding principal balance of the Loans to (b) an amount equal to
(i) an amount equal to the difference of (A) the Net Operating Income of the Mortgaged Properties for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) minus
(B) the Capital Improvement Reserve for such period divided by (ii) a nine and one-fourth percent (9.25%) capitalization rate, to exceed 0.75 to 1. Notwithstanding the foregoing, in the event that a Mortgaged Property has not been stabilized for the previous four consecutive fiscal quarters upon its acceptance as a Mortgaged Property as Collateral as determined by the Borrower and the Majority Banks upon such acceptance, then the Borrower and the Majority Banks shall in connection with the acceptance of such Mortgaged Property as Collateral agree upon a method of annualizing Net Operating Income for such Mortgaged Property.

     Section  10.  CLOSING CONDITIONS.

          The obligations of the Agent and the Banks to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to December 15, 1997:

     Section 10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note.

     Section 10.2. Certified Copies of Organizational Documents. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of the State in which the Borrower and the Guarantor are organized or in which the Mortgaged Property is located, and by a duly authorized officer of such Person to be true and complete, of the articles of incorporation or other organizational documents of the Borrower and any Guarantor or their respective qualification to do business, as applicable, as in effect on such date of certification.

     Section 10.3. Bylaws; Resolutions. All action on the part of the Borrower and the Guarantor necessary for the valid execution, delivery and performance by the Borrower and the Guarantor of the Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower and the Guarantor, as applicable, true copies of its bylaws and the resolutions adopted by its board of directors or other governing body authorizing the transactions described herein, each certified by its secretary or other duly authorized officer as of a recent date to be true and complete.

     Section 10.4. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower and Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and Guarantor and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower and the Guarantor, each of the Loan Documents to which the Borrower or the Guarantor is or is to become a party; (b) in the case of the Borrower to make Loan and Conversion Requests; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

     Section 10.5. Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Robinson, Silverman, Pearce, Aronsohn & Berman, counsel of the Borrower and the Guarantor, as to such matters as the Agent shall reasonably request.

     Section 10.6. Payment of Fees. The Borrower shall have paid to the Agent the commitment fee pursuant to Section 4.2.

     Section 10.7. Appraisals. The Agent shall have received Appraisals of the Mortgaged Property in form and substance satisfactory to the Majority Banks prior to the Closing Date demonstrating that the initial Collateral has a Designated Collateral Value that is in compliance with the terms of this Agreement.

     Section 10.8. Environmental Reports. The Agent shall have received environmental site assessment reports for the Mortgaged Property prepared by an Environmental Engineer no more than three months prior to the Closing Date, which indicate the condition of the Mortgaged Property and such other properties and any Buildings thereon and which set forth no qualifications except those that are acceptable to the Majority Banks in their sole discretion, and disclosing that each piece of Mortgaged Property and any Building thereon is free of oil, underground storage tanks, asbestos or asbestos containing material, lead paint and other Hazardous Substances (except to the extent acceptable to the Majority Banks in their sole discretion), and which reports are otherwise in form and substance satisfactory to the Majority Banks).

     Section 10.9. Insurance. The Agent shall have received duplicate originals or certified copies of all policies of insurance required by this Agreement.

     Section 10.10. Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

     Section 10.11. Representations and Warranties. The representations and warranties made by the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of any Borrower and Guarantor, or any Subsidiary thereof, in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

     Section 10.12. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

     Section 10.13. Eligible Real Estate Qualification Documents. The Eligible Real Estate Qualification Documents for each parcel of Mortgaged Property shall have been delivered to the Agent.

     Section 10.14. Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower has provided financial statements under Section
6.4 adjusted in the best good faith estimate of the Borrower dated as of the date of the Closing Date shall have been delivered to the Agent.

     Section 10.15. Other Documents. To the extent requested by the Agent, executed copies of all material agreements of any nature whatsoever to which the Borrower is a party affecting or relating to the use, operation, development, construction or management of the Mortgaged Property.

     Section 10.16. No Condemnation/Taking. The Agent shall have received written confirmation from the Borrower that no condemnation proceedings are pending or to the Borrower's knowledge threatened against any Mortgaged Property or, if any such proceedings are pending or threatened, identifying the same and the Mortgaged Property affected thereby and the Agent shall have determined that none of such proceedings is or will be material to the Mortgaged Property affected thereby.

     Section 10.17. Governmental Policy. Each Bank shall have determined that there have been no material changes in governmental regulations or policy affecting the Banks, the Borrower or the Guarantor.

     Section 10.18. Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

     Section  11. CONDITIONS TO ALL BORROWINGS.

          The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     Section 11.1. Prior Conditions Satisfied. All conditions set forth in Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made.

     Section 11.2. Representations True; No Default. Each of the representations and warranties contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan (except that representations and warranties as to any Guarantors shall not be deemed to have been repeated), with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

     Section 11.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

     Section 11.4. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     Section 11.5. Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Majority Banks, and the Majority Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Majority Banks may reasonably request.

     Section 11.6. Borrowing Documents. In the case of any request for a Loan, the Agent shall have received a copy of each of the request for a Loan required by Section 2.6 in the form of Exhibit B hereto, fully completed.

     Section 11.7. Endorsement to Title Policy. At such time as the Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper "pending disbursements" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all Loans advanced and outstanding on or before the effective date of such endorsement (provided that the amount of coverage under an individual Title Policy for an individual Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

     Section 11.8. Future Advances Tax Payment. As a condition precedent to any Bank's obligations to make any Loans, the Borrower will pay or cause to be paid to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Property is located and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deeds on Mortgaged Property located in such state secure the Borrower's obligation with respect to the Loans then being requested. The provisions of this
Section 11.8 shall be without limitation of the Borrower's obligations under other provisions of the Loan Documents, including without limitation
Section  15 hereof.

     Section  12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

     Section 12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c)  Intentionally Omitted.

          (d)  Intentionally Omitted.

          (e) the Borrower or Guarantor or any other party shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 12.1);

          (f) any representation or warranty of the Borrower or Guarantor in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (g) the Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (h) the Borrower (A) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower of any substantial part of the assets of any thereof, (B) shall commence any case or other proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (C) shall take any action to authorize or in furtherance of any of the foregoing;

          (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and the Borrower shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

          (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower, in each case of the foregoing in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against the Borrower that, with other outstanding uninsured final judgments, undischarged, against the Borrower exceeds in the aggregate $5,000,000.00;

          (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or Guarantor or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof in any material respect as determined by the Majority Banks;

          (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or Guarantor, or any sale, transfer or other disposition of the assets of the Borrower, other than as permitted under the terms of this Agreement or the other Loan Documents;

          (n) any suit or proceeding shall be filed against the Borrower or any of the Mortgaged Property which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Borrower to perform each and every one of their respective obligations under and by virtue of the Loan Documents;

          (o) the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower included in the Mortgaged Property;

          (p) Jeffrey H. Lynford shall cease to be the Chairman of the Board of, or Edward Lowenthal shall cease to be the President of Wellsford Commercial, and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event;

          (q) Any change in the legal or beneficial ownership of the Borrower other than any Permitted Indirect Transfer;

          (r) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower or Guarantor to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (s) Guarantor denies that it has any liability or obligation under the Guaranty or the Indemnity Agreement, or shall notify the Agent or any of the Banks of such Guarantor's intention to attempt to cancel or terminate the Guaranty or the Indemnity Agreement, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty or the Indemnity Agreement; or

          (t) the Special Member shall fail to be in full and complete compliance with the Special Member Operating Agreement or the Special Member Operating Agreement shall be amended or modified without the written consent of the Agent.

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(h),
Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent.

     Section  12.lA.  Limitation of Cure Periods.

          (a) Notwithstanding anything contained in Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(b) in the event that the Borrower cures such default within five (5) days following receipt of written notice of such default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause
(i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in
Section 12.1(e) in the event that the Borrower cures such default with thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by
Section 7.7, to any default consisting of a failure to comply with Section 7.4(e), or to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

          (b)  Notwithstanding the provisions of subsections (c) and (d) of
Section 12.1 or of Section 12.1B, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

     Section  12.lB.  Certain Cure Periods.

          (a)  In the event that there shall occur any Default under
Section 12.1(c), then within five Business Days after receipt of notice of such Default from the Agent or the Majority Banks the Borrower may elect to cure such Default by providing additional Eligible Real Estate as additional Mortgaged Property or reducing the outstanding Loans, in which event such actions shall be completed not later than 15 days following the date on which the Borrower is notified that the Majority Banks have approved the Borrower's proposed actions (or 60 days in the event that the Borrower intends to provide additional Mortgaged Property). The Borrower's notice of its election pursuant to the preceding sentence shall be delivered to the Agent within the period of five Business Days provided above. Within five Business Days after receipt of such advice, the Majority Banks shall advise the Borrower as to whether in their good faith judgment the actions proposed by the Borrower are sufficient to cure such Default without the creation of any other Default hereunder. In the event that the Majority Banks determine that Borrower's proposal is insufficient to cure such Default or is otherwise not in accordance with the terms of this Agreement, the Borrower within an additional three Business Days after such negative notice may submit to the Agent an alternative plan or evidence establishing that the Borrower's original election was sufficient. In the event that within the times provided herein the Borrower shall have failed to provide evidence satisfactory to the Majority Banks that Borrower's proposed actions are sufficient to cure such Default in accordance with the terms hereof, the cure period shall terminate and such Default immediately shall constitute an Event of Default.

          (b) In the event that the Borrower shall elect in whole or in part under subsection 12.1B(a) to provide Eligible Real Estate as additional Mortgaged Property, the acceptance by the Banks of such Eligible Real Estate as Mortgaged Property shall be subject to all conditions set forth in Section 5.4 and on or prior to the expiration of the 60-day period each of the Eligible Real Estate Qualification Documents shall have been completed and provided to the Agent for the benefit of the Banks.

     Section 12.2. Termination of Commitments. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower. No termination under this Section 12.2 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

     Section 12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees not to exceed fifteen percent (15%) of such portion of the Obligations.

     Section 12.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section
4.3 and all other Obligations, (ii) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.7 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

          (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     Section  13.  SETOFF.

          Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or any Guarantor and any securities or other property of the Borrower or any Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or any Guarantor to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or any Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     Section  14. THE AGENT.

     Section 14.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create any agency or fiduciary relationship.
The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

     Section 14.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     Section 14.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     Section 14.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or the Guarantor, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower or the Guarantor. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section  14.5.  Payments.

          (a) A payment by the Borrower or the Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantor, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     Section 14.6. Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     Section 14.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     Section 14.8. Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

     Section 14.9. Resignation. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has total assets in excess of $10 billion. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank or any bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has total assets in excess of $10 billion. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     Section 14.10. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     Section  15.  EXPENSES.

          The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's fees, reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent, counsel for the Majority Banks and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 18.4), the review of any additional or substitute Collateral, the addition of any guarantor, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any guarantor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or any guarantor, (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with U.C.C. searches, U.C.C. filings, title rundowns, title searches or mortgage recordings, and (g) all reasonable fees and expenses of Goldman and its counsel incurred in connection with the initial closing under this Agreement, and (h) all reasonable fees and expenses (including reasonable attorney's fees and costs) incurred by BankBoston and Goldman in connection with the assignment of Commitments and interests in the Loans pursuant to Section 18.1. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     Section  16.  INDEMNIFICATION.

          The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower or Guarantor, (b) any condition of the Mortgaged Property, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, or Guarantor comprised in the Collateral, (e) the Borrower and the Guarantor entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property, or (g) with respect to the Borrower, or Guarantor and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

     Section  17.  SURVIVAL OF COVENANTS, ETC.

          All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or Guarantor pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or the Guarantor hereunder.

     Section  18.  ASSIGNMENT AND PARTICIPATION.

     Section 18.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank),
(b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment,
(d) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or Guarantor, which rights shall instead be allocated pro rata among the other remaining Banks, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000 and (f) such assignee shall acquire an interest in the Loans of not less than $10,000,000.00. No such assignment shall be made without the prior consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided that such consent shall not be required in the event that a Default or Event of Default shall have occurred. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower or Guarantor.

     Section 18.2. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

     Section 18.3. New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder, and shall cause the Guarantor to deliver to Agent an acknowledgment in form and substance satisfactory to the Agent to the effect that the Guaranty extends and is applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     Section 18.4. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such sale and participation shall not entitle such participant any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications),
(c) such participant shall have no direct rights against the Borrower or the Guarantor except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and
(e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or Guarantor.

     Section 18.5. Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     Section 18.6. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     Section 18.7. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

     Section  19.  NOTICES.

     Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

     If to the Agent or BKB:

               BankBoston, N.A.
               100 Federal Street
               Boston, Massachusetts  02110
               Attn:  Real Estate Division

     With a copy to:

               BankBoston, N.A.
               115  Perimeter Center Place, N.E.
               Suite 500
               Atlanta, Georgia  30346
               Attn: Mr. Jay Johns
               Telecopy No.: 770/390-8434

     If to the Borrower:

               WEL/WH 1275 K Street, L.L.C.
               620 Fifth Avenue
               7th Floor
               New York, New York 10020
               Attn:  Mr. Gregory F. Hughes

     With a copy to:

               Alan S. Pearce, Esq.
               Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, New York 10104

if to another Bank now a party to this Agreement, to the address set forth on the signature page hereto, and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     Section  20.  RELATIONSHIP.

     Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to Borrower arising out of or in connection with this Agreement or the other Loan Documents, or the transactions contemplated hereunder or thereunder, and the relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

     Section  21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

     THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     Section  22.  HEADINGS.

     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     Section  23.  COUNTERPARTS.

     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section  24.  ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

     Section  25.  WAIVER OF JURY TRIAL.

          EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATIONS CONTAINED IN THIS Section 25.

     Section  26.  DEALINGS WITH THE BORROWER.

     The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower or the Guarantor or any of their affiliates regardless of the capacity of the Bank hereunder.

     Section  27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a change in the rate of interest on and the term of the Notes; a change in the amount of the Commitments of the Banks; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Bank hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Banks or the Agent; the release of the Borrower or the Guarantor or any Collateral except as otherwise provided herein; an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks; any modification to require a Bank to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; an amendment to this Section 27; an amendment of the definition of Majority Banks; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Banks or the Majority Banks to require a lesser number of Banks to approve such action. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     Section  28.  SEVERABILITY.

          The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     Section  29.  NO UNWRITTEN AGREEMENTS.

     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section  30.  TIME OF THE ESSENCE.

     Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

     Section  31.  LIMITATION ON LIABILITY.

     NO OBLIGATION OR LIABILITY WHATSOEVER OF THE BORROWER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER LOAN DOCUMENT SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PRIVATE PROPERTY OF ANY OF THE BORROWER'S MEMBERS REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE; PROVIDED, HOWEVER, NOTHING HEREIN SHALL DIMINISH OR IMPAIR THE RIGHTS OF AGENT AND THE BANKS TO PURSUE ANY REMEDY AGAINST ANY ASSETS OF THE BORROWER OR RELIEVE, REDUCE OR IMPAIR ANY OBLIGATION OF ANY GUARANTOR UNDER ITS GUARANTY OR INDEMNITY AGREEMENT.


     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.






               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                              WEL/WH 1275 K STREET, L.L.C.

                              By:  WELLSFORD/WHITEHALL PROPERTIES, L.L.C.,
                                   Managing Member

                                   By:  WELLSFORD COMMERCIAL PROPERTIES
                                        TRUST, Manager

                                        By:  /s/  Edward Lowenthal
                                             Edward Lowenthal
                                             President


                                   BANKBOSTON, N.A., a national banking
                                   association, individually and as Agent


                                   By:/s/ Mark Basham
                                      ------------------------------
                                      Title:  Managing Director

                                             [BANK SEAL]



                                   GOLDMAN SACHS MORTGAGE COMPANY, a New
                                   York limited partnership, individually
                                   and as Co-Arranger and Co-Syndication
                                   Agent

                                   By:  Goldman Sachs Real Estate Funding
                                        Corp., general partner


                                        By:  /s/ Robert R. Foley
                                             Name:  Robert R. Foley
                                             Title: Authorized Signatory

                                                [CORPORATE SEAL]


Goldman Sachs Mortgage Company
85 Broad Street
New York, New York  10004
Attn:  Mr. Bob Foley
                                 EXHIBIT A


                               FORM OF NOTE

$______________                                             _______________


     FOR VALUE RECEIVED, the undersigned ___________________________, a _______________________, hereby promises to pay to
_______________________________ or order, in accordance with the terms of that certain Term Loan Agreement dated as of December 15, 1997 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Goldman Sachs Mortgage Company, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of ____________________________ DOLLARS ($______________), or such amount as may be advanced by the payee hereof under the Credit Agreement with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and prepayment is permitted or prohibited in whole or from time to time in part, all as set forth in the Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                              WEL/WH 1275 K STREET, L.L.C.

                              By:  WELLSFORD/WHITEHALL PROPERTIES, L.L.C.,
                                   Managing Member

                                   By:  WELLSFORD COMMERCIAL PROPERTIES
                                        TRUST, Manager


                                        By:___________________________
                                             Edward Lowenthal
                                             President


                                 EXHIBIT B


                         FORM OF REQUEST FOR LOAN


BankBoston, N.A.,as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Mr. Jay Johns

Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.6 of the Term Loan Agreement dated December 15, 1997, as from time to time in effect (the "Credit Agreement"), among WEL/WH 1275 K Street, L.L.C. (the "Borrower"), BankBoston, N.A., for itself and as Agent, Goldman Sachs Mortgage Company, and the other Banks from time to time party thereto, the Borrower hereby requests and certifies as follows:

     1. Loan. The Borrower hereby requests a Loan under Section 2.1 of the Credit Agreement:

          Principal Amount: $

          Type (Eurodollar, Base Rate):

          Drawdown Date: _____________, 19__

          Interest Period:

by credit to the general account of the Borrower with the Agent at the Agent's Head Office.

     2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by Section 7.11 of the Credit Agreement:

                                [Describe]

     3. Capital Improvement Project. In the event that such Loan relates to any Capital Improvement Project or portion thereof, the Borrower represents and warrants that such Loan will reimburse the Borrower for or pay costs incurred for work on the Capital Improvement Project identified above, which work covered by this request is in place or is for stored materials which are properly secured. The Borrower further certifies that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property in connection with such Capital Improvement Project have been paid (or will be paid from the proceeds of the requested advance) all amounts due for such labor and materials. The total amount heretofore borrowed under the Loans for Capital Improvement Projects, exclusive of the amount requested hereby, is $______________, leaving $___________ available for disbursements under Section ____ of the Credit Agreement for Capital Improvement Projects.

     4. No Default. The undersigned chief financial or chief accounting officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby. No condemnation proceedings are pending or to the Borrower's knowledge threatened against any Mortgaged Property.

     5. Representations True. Each of the representations and warranties made by or on behalf of the Borrower and the Guarantor contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

     6. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in Section 11 of the Credit Agreement have been satisfied. (Reference title insurance "date down", if applicable.)

     7. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

     8. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

     IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _______________, 199___.

                              WEL/WH 1275 K STREET, L.L.C.

                              By:  WELLSFORD/WHITEHALL PROPERTIES, L.L.C.,
                                   Managing Member

                                   By:  WELLSFORD COMMERCIAL PROPERTIES
                                        TRUST, Manager

                                        By:___________________________
                                             Edward Lowenthal
                                             President
                                 EXHIBIT C


                                  FORM OF
                          COMPLIANCE CERTIFICATE


BankBoston, N.A.,
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Mr. Jay Johns

Ladies and Gentlemen:

     Reference is made to the Term Loan Agreement dated as of December 15, 1997 (the "Credit Agreement") by and among WEL/WH 1275 K Street, L.L.C. (the "Borrower"), BankBoston, N.A., for itself and as Agent, Goldman Sachs Mortgage Company, and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

     Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith (or has most recently furnished to you) the financial statements of the Borrower for the fiscal period ended September 30, 1997 (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

     This certificate is submitted in compliance with requirements of
Section 9.4 of the Credit Agreement. The calculations provided below are made using the financial statements of the Revolver Borrower as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower to give effect to the making of a Loan, or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer of the Borrower is its chief financial or chief accounting officer.

     The undersigned officer has caused the provisions of the Credit Agreement to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

     The Borrower is providing the following information to demonstrate compliance as of the date hereof with the following covenants:



I.   Section  9.4   Net Operating Income

     A.   Total outstanding principal balance of Loans
          (after giving effect to any Loan Request)             $__________

     B.   Net Operating Income
          (for previous four quarters)                          $__________

          Minus Capital Improvement                             $__________
          Reserve (for such period)

          Divided by 9.5% capitalization rate                   $__________

[B may not exceed 0.75 of A]


     IN WITNESS WHEREOF, I have hereunto set may hand this __ day
____________, _______.



                              WEL/WH 1275 K STREET, L.L.C.

                              By:  WELLSFORD/WHITEHALL PROPERTIES, L.L.C.,
                                   Managing Member

                                   By:  WELLSFORD COMMERCIAL PROPERTIES
                                        TRUST, Manager


                                        By:___________________________
                                             Edward Lowenthal
                                             President

                               SCHEDULE 1.1


                           BANKS AND COMMITMENTS

Name and Address                   Commitment     Commitment Percentage

BankBoston, N.A.                   $112,500,000              50%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Eurodollar Lending Office
     Same as above


Goldman Sachs Mortgage Company     $112,500,000              50%
85 Broad Street
New York, New York  10004
Attn:  Mr. Bob Foley

Eurodollar Lending Office
     Same as above


Total Commitment                   $225,000,000             100%


                               SCHEDULE 5.3


                    DESCRIPTION OF GREENBROOK CORPORATE
                            CENTER VACANT LAND


                               SCHEDULE 6.7


                                LITIGATION



                                   None.

                               SCHEDULE 6.17


                                ERISA PLANS


                                   None.


                               SCHEDULE 6.24


                                AGREEMENTS



                                   NONE

                             TABLE OF CONTENTS



Section  1.  DEFINITIONS AND RULES OF INTERPRETATION. . . . . . . . . . . 1
     Section  1.1.  Definitions.  . . . . . . . . . . . . . . . . . . . . 1
     Section  1.2.  Rules of Interpretation.. . . . . . . . . . . . . . .15

Section  2.  THE TERM LOAN. . . . . . . . . . . . . . . . . . . . . . . .15
     Section  2.1.  Commitment to Lend. . . . . . . . . . . . . . . . . .15
     Section  2.2.  Intentionally Omitted.  . . . . . . . . . . . . . . .16
     Section  2.3. Intentionally Omitted. . . . . . . . . . . . . . . . .16
     Section  2.4.  Notes.  . . . . . . . . . . . . . . . . . . . . . . .16
     Section  2.5.  Interest on Loans.. . . . . . . . . . . . . . . . . .16
     Section  2.6.  Requests for Loans. . . . . . . . . . . . . . . . . .16
     Section  2.7.  Funds for Loans.. . . . . . . . . . . . . . . . . . .18

Section  3.  REPAYMENT OF THE LOANS.. . . . . . . . . . . . . . . . . . .18
     Section  3.1.  Stated Maturity.  . . . . . . . . . . . . . . . . . .18
     Section  3.2.  Intentionally Omitted . . . . . . . . . . . . . . . .18
     Section  3.3.  Optional Prepayments. . . . . . . . . . . . . . . . .18
     Section  3.4.  Partial Prepayments.  . . . . . . . . . . . . . . . .19
     Section  3.5.  Effect of Prepayments.  . . . . . . . . . . . . . . .19

Section  4.  CERTAIN GENERAL PROVISIONS.. . . . . . . . . . . . . . . . .19
     Section  4.1.  Conversion Options. . . . . . . . . . . . . . . . . .19
     Section  4.2.  Closing Fee.  . . . . . . . . . . . . . . . . . . . .20
     Section  4.3.  Agent's Fee.  . . . . . . . . . . . . . . . . . . . .20
     Section  4.4.  Funds for Payments. . . . . . . . . . . . . . . . . .20
     Section  4.5.  Computations. . . . . . . . . . . . . . . . . . . . .20
     Section  4.6.  Inability to Determine Eurodollar Rate. . . . . . . .20
     Section  4.7.  Illegality. . . . . . . . . . . . . . . . . . . . . .21
     Section  4.8.  Additional Interest.  . . . . . . . . . . . . . . . .21
     Section  4.9.  Additional Costs, Etc.  . . . . . . . . . . . . . . .21
     Section  4.10.  Capital Adequacy.  . . . . . . . . . . . . . . . . .22
     Section  4.11.  Indemnity of Borrower. . . . . . . . . . . . . . . .23
     Section  4.12.  Interest on Overdue Amounts; Late Charge.  . . . . .23
     Section  4.13. Intentionally Omitted.. . . . . . . . . . . . . . . .23
     Section  4.14.  Certificate. . . . . . . . . . . . . . . . . . . . .23
     Section  4.15.  Limitation on Interest.  . . . . . . . . . . . . . .23

Section  5.  COLLATERAL SECURITY. . . . . . . . . . . . . . . . . . . . .24
     Section  5.1.  Collateral. . . . . . . . . . . . . . . . . . . . . .24
     Section  5.2.  Appraisals. . . . . . . . . . . . . . . . . . . . . .24
     Section  5.3.  Release of Collateral.  . . . . . . . . . . . . . . .25
     Section  5.4.  Subsequent Loans; Additional Collateral . . . . . . .26

Section  6.  REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . . . .28
     Section  6.1.  Corporate Authority, Etc. . . . . . . . . . . . . . .28
     Section  6.2.  Governmental Approvals. . . . . . . . . . . . . . . .28
     Section  6.3. Title to Properties; Leases. . . . . . . . . . . . . .28
     Section  6.4.  Financial Statements. . . . . . . . . . . . . . . . .28
     Section  6.5.  No Material Adverse Changes.  . . . . . . . . . . . .29
     Section  6.6.  Franchises, Patents, Copyrights, Etc. . . . . . . . .29
     Section  6.7.  Litigation. . . . . . . . . . . . . . . . . . . . . .29
     Section  6.8.  No Materially Adverse Contracts, Etc. . . . . . . . .29
     Section  6.9.  Compliance with Other Instruments, Laws, Etc. . . . .29
     Section  6.10.  Tax Status.  . . . . . . . . . . . . . . . . . . . .29
     Section  6.11.  No Event of Default. . . . . . . . . . . . . . . . .30
     Section  6.12.  Holding Company and Investment Company Acts. . . . .30
     Section  6.13.  Absence of UCC Financing Statements, Etc.  . . . . .30
     Section  6.14.  Setoff, Etc. . . . . . . . . . . . . . . . . . . . .30
     Section  6.15.  Certain Transactions.  . . . . . . . . . . . . . . .30
     Section  6.16.  Employee Benefit Plans.  . . . . . . . . . . . . . .30
     Section  6.17.  ERISA Taxes. . . . . . . . . . . . . . . . . . . . .30
     Section  6.18.  Plan Payments. . . . . . . . . . . . . . . . . . . .31
     Section  6.19.  Regulations U and X. . . . . . . . . . . . . . . . .31
     Section  6.20.  Environmental Compliance.  . . . . . . . . . . . . .31
     Section  6.21. Intentionally Omitted.. . . . . . . . . . . . . . . .32
     Section  6.22.  Leases.  . . . . . . . . . . . . . . . . . . . . . .32
     Section  6.23.  Loan Documents.  . . . . . . . . . . . . . . . . . .33
     Section  6.24.  Mortgaged Property.  . . . . . . . . . . . . . . . .33
     Section  6.25.  Brokers. . . . . . . . . . . . . . . . . . . . . . .35
     Section  6.26.  Fair Consideration.  . . . . . . . . . . . . . . . .35
     Section  6.27.  Solvency.  . . . . . . . . . . . . . . . . . . . . .36
     Section  6.28.  No Bankruptcy Filing.  . . . . . . . . . . . . . . .36
     Section  6.29.  No Fraudulent Intent.  . . . . . . . . . . . . . . .36
     Section  6.30. Other Debt. . . . . . . . . . . . . . . . . . . . . .36
     Section  6.31.  Ownership of Borrower. . . . . . . . . . . . . . . .36
     Section  6.32.  Special Purpose Entity.. . . . . . . . . . . . . . .36

Section  7.  AFFIRMATIVE COVENANTS OF THE BORROWER. . . . . . . . . . . .36
     Section  7.1.  Punctual Payment. . . . . . . . . . . . . . . . . . .36
     Section  7.2.  Maintenance of Office.  . . . . . . . . . . . . . . .37
     Section  7.3.  Records and Accounts. . . . . . . . . . . . . . . . .37
     Section  7.4.  Financial Statements, Certificates and Information. .37
     Section  7.5.  Notices.. . . . . . . . . . . . . . . . . . . . . . .39
     Section  7.6.  Existence; Maintenance of Properties. . . . . . . . .40
     Section  7.7.  Insurance.  . . . . . . . . . . . . . . . . . . . . .40
     Section  7.8.  Taxes.  . . . . . . . . . . . . . . . . . . . . . . .44
     Section  7.9.  Inspection of Properties and Books. . . . . . . . . .44
     Section  7.10.  Compliance with Laws, Contracts, Licenses, and
          Permits.  . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     Section  7.11.  Use of Proceeds. . . . . . . . . . . . . . . . . . .44
     Section  7.12.  Further Assurances.  . . . . . . . . . . . . . . . .45
     Section  7.13.  Management Agreements. . . . . . . . . . . . . . . .45
     Section  7.14.  ERISA Compliance.  . . . . . . . . . . . . . . . . .45
     Section  7.15. Intentionally Deleted.. . . . . . . . . . . . . . . .45
     Section  7.16.  Intentionally Omitted. . . . . . . . . . . . . . . .45
     Section  7.17.  Compliance . . . . . . . . . . . . . . . . . . . . .45
     Section  7.18. Intentionally Omitted.. . . . . . . . . . . . . . . .45
     Section  7.19.  Leasing. . . . . . . . . . . . . . . . . . . . . . .45
     Section  7.20  Special Purpose Entity. . . . . . . . . . . . . . . .47

Section  8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.. . . . . . . . .47
     Section  8.1.  Restrictions on Indebtedness. . . . . . . . . . . . .47
     Section  8.2.  Restrictions on Liens, Etc. . . . . . . . . . . . . .47
     Section  8.3. Intentionally Omitted. . . . . . . . . . . . . . . . .48
     Section  8.4.  Merger, Consolidation.  . . . . . . . . . . . . . . .48
     Section  8.5.  Intentionally Omitted . . . . . . . . . . . . . . . .48
     Section  8.6.  Compliance with Environmental Laws. . . . . . . . . .48
     Section  8.7.  Distributions.  T . . . . . . . . . . . . . . . . . .49
     Section  8.8.  Intentionally Omitted.. . . . . . . . . . . . . . . .49
     Section  8.9. Development Activity.. . . . . . . . . . . . . . . . .50
     Section  8.10. Intentionally Omitted.. . . . . . . . . . . . . . . .50
     Section  8.11.  Transfers. . . . . . . . . . . . . . . . . . . . . .50
     Section  8.12.  Additional Covenants with Respect to Indebtedness,
          Operations, Fundamental Changes.. . . . . . . . . . . . . . . .50

Section  9.  FINANCIAL COVENANTS OF BORROWER. . . . . . . . . . . . . . .51
     Section  9.1.  Intentionally Omitted.. . . . . . . . . . . . . . . .51
     Section  9.2.  Intentionally Omitted.. . . . . . . . . . . . . . . .51
     Section  9.3.  Intentionally Omitted.. . . . . . . . . . . . . . . .51
     Section  9.4.  Net Operating Income. . . . . . . . . . . . . . . . .51

Section  10.  CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . . .52
     Section  10.1.  Loan Documents.  . . . . . . . . . . . . . . . . . .52
     Section  10.2.  Certified Copies of Organizational Documents.  . . .52
     Section  10.3.  Bylaws; Resolutions. . . . . . . . . . . . . . . . .52
     Section  10.4.  Incumbency Certificate; Authorized Signers.  . . . .52
     Section  10.5.  Opinion of Counsel.  . . . . . . . . . . . . . . . .52
     Section  10.6.  Payment of Fees. . . . . . . . . . . . . . . . . . .53
     Section  10.7.  Appraisals.  . . . . . . . . . . . . . . . . . . . .53
     Section  10.8.  Environmental Reports. . . . . . . . . . . . . . . .53
     Section  10.9.  Insurance. . . . . . . . . . . . . . . . . . . . . .53
     Section  10.10.  Performance; No Default.  . . . . . . . . . . . . .53
     Section  10.11.  Representations and Warranties. . . . . . . . . . .53
     Section  10.12.  Proceedings and Documents.  . . . . . . . . . . . .53
     Section  10.13.  Eligible Real Estate Qualification Documents. . . .53
     Section  10.14.  Compliance Certificate. . . . . . . . . . . . . . .53
     Section  10.15.  Other Documents.  . . . . . . . . . . . . . . . . .54
     Section  10.16.  No Condemnation/Taking. . . . . . . . . . . . . . .54
     Section  10.17.  Governmental Policy.  . . . . . . . . . . . . . . .54
     Section  10.18.  Other.  . . . . . . . . . . . . . . . . . . . . . .54

Section  11. CONDITIONS TO ALL BORROWINGS.  . . . . . . . . . . . . . . .54
     Section  11.1.  Prior Conditions Satisfied.  . . . . . . . . . . . .54
     Section  11.2.  Representations True; No Default.  . . . . . . . . .54
     Section  11.3.  No Legal Impediment. . . . . . . . . . . . . . . . .54
     Section  11.4.  Governmental Regulation. . . . . . . . . . . . . . .54
     Section  11.5.  Proceedings and Documents. . . . . . . . . . . . . .55
     Section  11.6.  Borrowing Documents. . . . . . . . . . . . . . . . .55
     Section  11.7.  Endorsement to Title Policy. . . . . . . . . . . . .55
     Section  11.8.  Future Advances Tax Payment. . . . . . . . . . . . .55

Section  12.  EVENTS OF DEFAULT; ACCELERATION; ETC. . . . . . . . . . . .55
     Section  12.1.  Events of Default and Acceleration.  . . . . . . . .55
     Section  12.lA.  Limitation of Cure Periods. . . . . . . . . . . . .58
     Section  12.lB.  Certain Cure Periods. . . . . . . . . . . . . . . .58
     Section  12.2.  Termination of Commitments.  . . . . . . . . . . . .59
     Section  12.3.  Remedies.. . . . . . . . . . . . . . . . . . . . . .59
     Section  12.4.  Distribution of Collateral Proceeds. . . . . . . . .60

Section  13.  SETOFF. . . . . . . . . . . . . . . . . . . . . . . . . . .60

Section  14. THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . .61
     Section  14.1.  Authorization. . . . . . . . . . . . . . . . . . . .61
     Section  14.2.  Employees and Agents.  . . . . . . . . . . . . . . .61
     Section  14.3.  No Liability.  . . . . . . . . . . . . . . . . . . .61
     Section  14.4.  No Representations.  . . . . . . . . . . . . . . . .61
     Section  14.5.  Payments.. . . . . . . . . . . . . . . . . . . . . .62
     Section  14.6.  Holders of Notes.  . . . . . . . . . . . . . . . . .63
     Section  14.7.  Indemnity. . . . . . . . . . . . . . . . . . . . . .63
     Section  14.8.  Agent as Bank. . . . . . . . . . . . . . . . . . . .63
     Section  14.9.  Resignation. . . . . . . . . . . . . . . . . . . . .63
     Section  14.10.  Duties in the Case of Enforcement.  . . . . . . . .63

Section  15.  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . .64

Section  16.  INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . .65

Section  17.  SURVIVAL OF COVENANTS, ETC.   . . . . . . . . . . . . . . .65

Section  18.  ASSIGNMENT AND PARTICIPATION. . . . . . . . . . . . . . . .66
     Section  18.1.  Conditions to Assignment by Banks. . . . . . . . . .66
     Section  18.2.  Register.  . . . . . . . . . . . . . . . . . . . . .66
     Section  18.3.  New Notes. . . . . . . . . . . . . . . . . . . . . .66
     Section  18.4.  Participations.  . . . . . . . . . . . . . . . . . .67
     Section  18.5.  Pledge by Bank.  . . . . . . . . . . . . . . . . . .67
     Section  18.6.  No Assignment by Borrower. . . . . . . . . . . . . .67
     Section  18.7.  Disclosure.  . . . . . . . . . . . . . . . . . . . .67

Section  19.  NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . .67

Section  20.  RELATIONSHIP.   . . . . . . . . . . . . . . . . . . . . . .69

Section  21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.   . . .69

Section  22.  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . .69

Section  23.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . .69

Section  24.  ENTIRE AGREEMENT, ETC.. . . . . . . . . . . . . . . . . . .69

Section  25.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . .70

Section  26.  DEALINGS WITH THE BORROWER.   . . . . . . . . . . . . . . .70

Section  27.  CONSENTS, AMENDMENTS, WAIVERS, ETC. . . . . . . . . . . . .70

Section  28.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . .71

Section  29.  NO UNWRITTEN AGREEMENTS.. . . . . . . . . . . . . . . . . .71

Section  30.  TIME OF THE ESSENCE.. . . . . . . . . . . . . . . . . . . .71

Section  31.  LIMITATION ON LIABILITY.. . . . . . . . . . . . . . . . . .71